As Filed With the Securities and Exchange Commission on July 3, 2001
                                     Registration Statement No. 333-47414
=============================================================================
                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                   --------

                             AMENDMENT NO. 3 to
                                  FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DELTA PETROLEUM CORPORATION
                (Exact name of registrant as specified in its charter)

                                   Colorado
          (State or jurisdiction of incorporation or organization)

                                  84-1060803
               (I.R.S. Employer Identification Number)

                           555 17th Street, Suite 3310
                            Denver, Colorado 80202
                                (303) 293-9133
   (Address and telephone number of issuer's principal executive offices)

                    Roger A. Parker, Chief Executive Officer

                           555 17th Street, Suite 3310
                            Denver, Colorado 80202
                                (303) 293-9133
             (Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: As soon as the registration statement is effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE
=============================================================================
                                                   Proposed
                                      Estimated    Maximum
Title of Each                         offering     Aggregate     Amount of
Class of Securities    Amount to be   Price        Offering      Registration
to be Registered       Registered(1)  Per Unit(2)  Price         Fee
-----------------------------------------------------------------------------

Common Stock,
$.01 par value         2,782,862    $ 5.125     $14,262,168      $3,565.54



Common Stock (3)       1,475,000    $ 5.125     $ 6,534,375      $1,633.59
underlying
Selling Shareholder
Warrants and Options




                           TOTAL                                 $5,199.13(4)

=============================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").


(2) In accordance with Rule 457(c), the aggregate offering price of our stock is estimated solely for calculating the registration fees due for this filing. This estimate is based on the average of the high and low sales price of our stock reported by the Nasdaq Small-Cap Market on February 1, 2001, which was $5.125 per share. In accordance with Rule 457(g), the shares issuable upon the exercise of outstanding warrants are determined by the higher of (I) the exercise price of the warrants and options, (ii) the offering price of the common stock in the registration statement, or (iii) the average sales price of the common stock as determined by 457 (c).



(3) Represents 1,475,000 shares of stock issuable to selling shareholders under agreements with such selling shareholders.



(4) Previously paid.










                               Preliminary Prospectus Dated __________, 2001


                           Up to 4,257,862 Shares

                         Delta Petroleum Corporation

                                Common Stock
                        ----------------------------

     The selling shareholders may use this prospectus in connection with sales of up to 4,257,862 shares of our common stock.



                               Trading Symbol
                          NASDAQ Small Cap Market
                                  "DPTR"
------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 5 in this prospectus.
------------------------------------------------------------------------------


     The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the selling shareholders.

     The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.










            The date of this prospectus is _________ ___, 2001

                            AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison, 14th Floor, Chicago, Illinois 60661. Copies can be obtained by mail at prescribed rates. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     We have filed with the Commission a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that we have filed with the Commission shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such documents:

1. Current Report on Form 8-K filed on July 24, 2000, Exchange Act reporting number 0-16203.

2. Current Report on Form 8-K filed on August 3, 2000, Exchange Act reporting number 0-16203.

3. Annual Report on Form 10-KSB (for fiscal year ended June 30, 2000) filed August 17, 2000, Exchange Act reporting number 0-16203.

4. Current Report on Form 8-K filed on September 8, 2000, Exchange Act reporting number 0-16203.

5. Amendment to Current Report on Form 8-K/A filed September 22, 2000, Exchange Act reporting number 0-16203.

6. Current Report on Form 8-K filed on October 6, 2000, Exchange Act reporting number 0-16203.
                                       2


7. Amendment to Annual Report on Form 10-KSB (for fiscal year ended June 30, 2000) filed October 27, 2000, Exchange Act reporting number 0-16203.

8. Quarterly Report on Form 10-QSB (for quarter ended September 30, 2000) filed on November 13, 2000, Exchange Act Reporting number 0-16203.

9. Amendment to Quarterly Report on Form 10-QSB/A (for quarter ended September 30, 2000) filed on November 13, 2000, Exchange Act reporting number 0-16203.

10. Amendment to Current Report on Form 8-K/A filed December 8, 2000, Exchange Act reporting number 0-16203.

11. Current Report on Form 8-K filed on December 22, 2000, Exchange Act reporting number 0-16203.

12. Current Report on Form 8-K filed on February 1, 2001, Exchange Act reporting number 0-16203.

13. Quarterly Report on Form 10-QSB (for quarter ended December 31, 2000) filed on February 7, 2001, Exchange Act reporting number 0-16203.

14. Current Report on Form 8-K filed on February 16, 2001, Exchange Act reporting number 0-16203.

15. Current Report on Form 8-K filed on April 16, 2001, Exchange Act reporting number 0-16203.

16. Quarterly Report on Form 10-QSB (for quarter ended March 31, 2001) filed on April 19, 2001, Exchange Act reporting number 0-16203.

17. All documents filed by us, subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Securities
      Exchange Act of 1934, prior to the termination of the offering described herein.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Aleron H. Larson, Jr., Delta Petroleum Corporation, Suite 3310, 555 17th Street, Denver, Colorado 80202, or (303) 293-9133.

CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS

GENERAL. We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the "safe harbor" protection for forward-looking statements afforded under federal securities laws. From time to time, our management or persons acting on our behalf make forward-looking statements to inform existing and potential security holders about us. These statements may include projections and estimates concerning the timing and success of specific projects and our future (1) income, (2) oil and gas production, (3) oil and gas reserves and reserve replacement and (4) capital spending. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. Sometimes we will specifically describe a statement as being a forward-looking statement. In addition, except for the historical information contained in this prospectus, the matters discussed in this prospectus are forward-looking statements. These statements by their nature are subject to certain risks, uncertainties and assumptions and will be influenced by various factors. Should any of the assumptions underlying a forward-looking statement prove incorrect, actual results could vary materially.

We believe the factors discussed below are important factors that could cause actual results to differ materially from those expressed in a forward-looking statement made herein or elsewhere by us or on our behalf. The factors listed below are not necessarily all of the important factors. Unpredictable or unknown factors not discussed herein could also have material adverse effects on actual results of matters that are the subject of forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises. We advise our shareholders that they should (1) be aware that important factors not described below could affect the accuracy of our forward-looking statements and (2) use caution and common sense when analyzing our forward-looking statements in this document or elsewhere, and all of such forward-looking statements are qualified by this cautionary statement.

VOLATILITY AND LEVEL OF HYDROCARBON COMMODITY PRICES. Historically, natural gas and crude oil prices have been volatile. These prices rise and fall based on changes in market demand and changes in the political, regulatory and economic climate and other factors that affect commodities markets generally and are outside of our control. Some of our projections and estimates are based on assumptions as to the future prices of natural gas and crude oil. These price assumptions are used for planning purposes. We expect our assumptions will change over time and that actual prices in the future may differ from our estimates. Any substantial or extended decline in the actual prices of natural gas and/or crude oil could have a material adverse effect on
(1) our financial position and results of operations (including reduced cash flow and borrowing capacity), (2) the quantities of natural gas and crude oil reserves that we can economically produce, (3) the quantity of estimated proved reserves that may be attributed to our properties and (4) our ability to fund our capital program.

PRODUCTION RATES AND RESERVE REPLACEMENT. Projecting future rates of oil and gas production is inherently imprecise. Producing oil and gas reservoirs generally have declining production rates. Production rates depend on a number of factors, including geological, geophysical and engineering factors, weather, production curtailments or restrictions, prices for natural gas and crude oil, available transportation capacity, market demand and the political, economic and regulatory climate. Another factor affecting production rates is our ability to replace depleting reservoirs with new reserves through exploration success or acquisitions. Exploration success is difficult to predict, particularly over the short term, where results can vary widely from year to year. Moreover, our ability to replace reserves over an extended period depends not only on the total volumes found, but also on the cost of finding and developing such reserves. Depending on the general price environment for natural gas and crude oil, our finding and development costs may not justify the use of resources to explore for and develop such reserves. There can be no assurances as to the level or timing of success, if any, that we will be able to achieve in finding and developing or acquiring additional reserves. Acquisitions that result in successful exploration or exploitation projects require assessment of numerous factors, many of which are beyond our control. There can be no assurance that any acquisition of property interests by us will be successful and, if unsuccessful, that such failure will not have an adverse effect on our financial condition, results of operations and cash flows.

RESERVE ESTIMATES. Our forward-looking statements may be predicated on our estimates of our oil and gas reserves. All of the reserve data in this prospectus or otherwise made by or on our behalf are estimates. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. There are numerous uncertainties inherent in estimating quantities of proved natural gas and oil reserves. Projecting future rates of production and timing of future development expenditures is also inexact. Many factors beyond our control affect these estimates. In addition, the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Therefore, it is common that estimates made by different engineers will vary. The results of drilling, testing and production after the date of an estimate may also require a revision of that estimate, and these revisions may be material. As a result, reserve estimates are generally different from the quantities of oil and gas that are ultimately recovered.

LAWS AND REGULATIONS. Our forward-looking statements are generally based on the assumption that the legal and regulatory environment will remain stable. Changes in the legal and/or regulatory environment could have a material adverse effect on our future results of operations and financial condition. Our ability to economically produce and sell our oil and gas production is affected and could possibly be restrained by a number of legal and regulatory factors, including federal, state and local laws and regulations in the U.S. and laws and regulations of foreign nations, affecting (1) oil and gas production, including allowable rates of production by well or proration unit,
(2) taxes applicable to us and/or our production, (3) the amount of oil and gas available for sale, (4) the availability of adequate pipeline and other transportation and processing facilities and (5) the marketing of competitive fuels. Our operations are also subject to extensive federal, state and local laws and regulations in the U.S. and laws and regulations of foreign nations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. These environmental laws and regulations continue to change and may become more onerous or restrictive in the future. Our forward-looking statements are generally based upon the expectation that we will not be required in the near future to expend amounts to comply with environmental laws and regulations that are material in relation to our total capital expenditures program. However, inasmuch as such laws and regulations are frequently changed, we are unable to accurately predict the ultimate cost of such compliance.

DRILLING AND OPERATING RISKS. Our drilling operations are subject to various risks common in the industry, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids. In addition, a substantial amount of our operations are currently offshore and subject to the additional hazards of marine operations, such as loop currents, capsizing, collision and damage or loss from severe weather. Our drilling operations are also subject to the risk that no commercially productive natural gas or oil reserves will be encountered. The cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including drilling conditions, pressure or irregularities in formations, equipment failures or accidents and adverse weather conditions.

COMPETITION. Our forward-looking statements are generally based on a stable competitive environment. Competition in the oil and gas industry is intense both domestically and internationally. We actively compete for reserve acquisitions and exploration leases and licenses, as well as in the gathering and marketing of natural gas and crude oil. Our competitors include the major oil companies, independent oil and gas concerns, individual producers, natural gas and crude oil marketers and major pipeline companies, as well as participants in other industries supplying energy and fuel to industrial, commercial and individual consumers. To the extent our competitors have greater financial resources than currently available to us, we may be disadvantaged in effectively competing for certain reserves, leases and licenses. Recently announced consolidations in the industry may enhance the financial resources of certain of our competitors. From time to time, the level of industry activity may result in a tight supply of labor or equipment required to operate and develop oil and gas properties. The availability of drilling rigs and other equipment, as well as the level of rates charged, may have an effect on our ability to compete and achieve success in our exploration and production activities.

In marketing our production, we compete with other producers and marketers on such factors as deliverability, price, contract terms and quality of product and service. Competition for the sale of energy commodities among competing suppliers is influenced by various factors, including price, availability, technological advancements, reliability and creditworthiness. In making projections with respect to natural gas and crude oil marketing, we assume no material decrease in the availability of natural gas and crude oil for purchase. We believe that the location of our properties, our expertise in exploration, drilling and production operations, the experience of our management and generally enable us to compete effectively. In making projections with respect to numerous aspects of our business, we generally assume that there will be no material change in competitive conditions that would adversely affect us.

                             Table of Contents

                                   Part I



Table of Contents......................................................   7

Prospectus Summary ....................................................   8

Risk Factors...........................................................   9

Use of Proceeds .......................................................  14

Determination of Offering Price .......................................  14

Management's Discussion and Analysis or Plan of Operations.............  15

Material Changes.......................................................  28

Selling Security Holders ..............................................  28

Plan of Distribution ..................................................  33

Description of Securities to Be Registered ............................  34

Interests of Named Experts and Counsel ................................  34

Commission Position on Indemnification for
 Securities Act Liabilities ...........................................  35

                              PROSPECTUS SUMMARY

     The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this prospectus. The prospectus should be read in its entirety, as this summary does not constitute a complete recitation of facts necessary to make an investment decision.

Delta
------

    We are a Colorado corporation organized on December 21, 1984. We maintain our principal executive offices at Suite 3310, 555 Seventeenth Street, Denver, Colorado 80202, and our telephone number is (303) 293-9133. Our common stock is listed on Nasdaq Small-Cap Market under the symbol DPTR. We are engaged in the acquisition, exploration, development and production of oil and gas properties. During the nine months ended March 31, 2001, we had total revenue of $9,475,596, operating expenses of $7,522,595 and net income for the nine months of $893,453. During the year ended June 30, 2000, we had total revenues of $3,575,524, operating expenses of $5,655,288 and a net loss for fiscal 2000 of $3,367,050. During the year ended June 30, 1999, we had total revenue of $1,694,925, operating expenses of $4,600,131 and a net loss for fiscal 1999 of $2,998,755.


     As of June 30, 2000, we had varying interests in 112 gross (17.08 net) productive wells located in six states. We have undeveloped properties in six states, and interests in five federal units and one lease offshore California
near Santa Barbara.   We operate 25 of the wells and the remaining wells are
operated by independent operators.

The Offering
------------




Securities Offered       A total of 4,257,862 including the following:

                         By selling shareholders: 2,782,862 shares of common stock, plus 1,475,000 shares issuable upon the exercise of warrants and options.

Offering Price           The shares being offered by this prospectus are being
                         offered by selling shareholders from time to time at the then current market price.


Common Stock to be       11,859,531 shares; including all 1,475,000 of the
 Outstanding after       shares issuable upon the exercise of warrants and
 Offering                options held by selling shareholders.


Dividend Policy          We do not anticipate paying dividends on our
                         common stock in the foreseeable future.

Use of Proceeds          The shares offered by this prospectus are being sold
                         by selling shareholders and we will not receive any proceeds of the offering, except that we will receive proceeds from the exercise of options and warrants by the selling shareholders. We intend to use all such proceeds for working capital, property and equipment, capital expenditures and general corporate purposes.
                         (See "Use of Proceeds").


                                RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information in this prospectus, the following:

1. We have substantial debt obligations and shortages of funding could hurt our future operations.

     As the result of debt obligations that we recently incurred in connection with purchase of oil and gas properties from Whiting Petroleum Corporation, we are obligated to make substantial monthly payments to our lender on a loan which encumbers the production revenue from 11 onshore wells and the offshore Rocky Point and Point Arguello Units. Although we intend to seek outside capital to either refinance the debt or provide a cushion, at the present time we are almost totally dependent upon the revenues that we receive from our oil and gas properties to service the debt. In the event that oil and gas prices and/or production rates drop to a level that we are unable to pay the $150,000 principal and interest minimum payment per month that is required by the debt agreements, it is likely that we would lose our interest in the properties that we recently purchased. In addition, our level of oil and gas activities, including exploration and development of existing properties, and additional property acquisition, will be significantly dependent on our ability to successfully conclude funding transactions.

2.   We have a history of losses and we may not achieve profitability.

     We have incurred substantial losses from our operations over the past several years, prior to fiscal 2001, and at March 31, 2001 we had an accumulated deficit of $22,051,956. During the nine months ended March 31, 2001, we had total revenue of $9,475,596, operating expenses of $7,522,595 and net income of $893,453. During the year ended June 30, 2000, we had total revenues of $3,575,524, operating expenses of $5,655,288 and a net loss for the fiscal year of $3,367,050. During the year ended June 30, 1999, we had total revenues of $1,694,925, operating expenses of $4,600,131 and a net loss for the year of $2,998,755.

3. The substantial cost to develop certain of our offshore California properties could result in a reduction in our interest in these properties or penalize us.

     Certain of our offshore California undeveloped properties, in which we have ownership interests ranging from 2.49% to 75%, are attributable to our interests in four of our five federal units (plus one additional lease) located offshore California near Santa Barbara. The cost to develop these properties will be very substantial. The cost to develop all of these offshore California properties in which we own a minority interest, including delineation wells, environmental mitigation, development wells, fixed platforms, fixed platform facilities, pipelines and power cables, onshore facilities and platform removal over the life of the properties (assumed to be 38 years), is estimated to be in excess of $3 billion. Our share of such costs, based on our current ownership interest, is estimated to be over $200 million. Operating expenses for the same properties over the same period of time, including platform operating costs, well maintenance and repair costs, oil, gas and water treating costs, lifting costs and pipeline transportation costs, are estimated to be approximately $3.5 billion, with our share, based on our current ownership interest, estimated to be approximately $300 million. There will be additional costs of a currently undetermined amount to develop the Rocky Point Unit. Each working interest owner will be required to pay its proportionate share of these costs based upon the amount of the interest that it owns. If we are unable to fund our share of these costs or otherwise cover them through farmouts or other arrangements then we could either forfeit our interest in certain wells or properties or suffer other penalties in the form of delayed or reduced revenues under our various unit operating agreements.

4.   The development of the offshore units could be delayed or halted.

     The California offshore federal units have been formally approved and are regulated by the Minerals Management Service of the federal government ("MMS"). While the federal government has recently attempted to expedite the process of obtaining permits and authorizations necessary to develop the properties, there can be no assurance that it will be successful in doing so. The MMS initiated the California Offshore Oil and Gas Energy Resources (COOGER) study at the request of the local regulatory agencies of the affected Tri-Counties. The COOGER study was completed in January of 2000 and seeks to present a long-term regional perspective of potential onshore constraints that should be considered when developing existing undeveloped offshore leases. COOGER will project the economically recoverable oil and gas production from offshore leases which have not yet been developed. These projections will be utilized to assist in identifying a potential range of scenarios for developing these leases. The "worst" case scenario is that no new development of existing offshore leases would occur. If this scenario were ultimately to be adopted by governmental decision makers and the industry as the proper course of action for development, our offshore California properties would in all likelihood have little or no value. We would seek to cause the Federal government to reimburse us for all money spent by us and our predecessors for leasing and other costs and/or for the value of the oil and gas reserves found on the leases through our exploration activities and those of our predecessors. Moreover, on June 22, 2001 a Federal Court ordered the MMS to set aside its approval of the suspensions of our offshore leases that were granted while the COOGER Study was being completed, and to direct suspensions, including all milestone activities, for a time sufficient for the MMS to provide the State of California with a consistency determination under federal law. The milestones have not as yet been suspended and no decision has as yet been made by the MMS as to whether or not it will appeal this decision. The ultimate outcome and effects of this litigation are not certain at the present time.

5. We hold only a minority interest in certain properties and, therefore, generally will not control the timing of development.

    We currently operate only a small portion of the wells in which we own an interest and we are dependent upon the operator of the wells that we do not operate to make most decisions concerning such things as whether or not to drill additional wells, how much production to take from such wells, or whether or not to cease operation of certain wells. Further, we do not act as operator of and, with the exception of Rocky Point, we do not own a controlling interest in any of our offshore California properties. While we, as a working interest owner, may have some voice in the decisions concerning the wells, we are not the primary decision maker concerning them. As a result, we will generally not control the timing of either the development of most of our properties or the expenditures for development. Because we are not in control, we may not be able to cause wells to be drilled even though we may have the funds with which to pay our proportionate share of the expenses of such drilling, or, alternatively, we may incur development expenses at a time when funds are not available to us.

6. We will have to incur substantial costs in order to develop our reserves and we may not be able to secure funding.

     Relative to our financial resources, we have significant undeveloped properties in addition to those in offshore California discussed above that will require substantial costs to develop. During the year ended June 30, 2000, we participated in the drilling and completion or recompletion of four gas wells and seven non-productive wells. So far during our current fiscal year we have participated in the drilling of three offshore wells at a cost to us of approximately $450,000, and nine onshore wells at a cost to us of approximately $580,000. The cost of these wells either has been or will be paid out of our cash flow. All of the wells that we have drilled so far this year have been successfully completed except for two of the onshore wells
which were dry holes.   Although it is possible that we will participate in
the drilling of additional wells during the remainder of our current fiscal year and we believe that we will participate in the drilling of additional wells during our next fiscal year, our level of oil and gas activity, including exploration and development and property acquisitions, will be to a significant extent dependent upon our ability to successfully conclude funding transactions.


     We expect to continue incurring costs to acquire, explore and develop oil and gas properties, and management predicts that these costs (together with general and administrative expenses) will be in excess of funds available from revenues from properties owned by us and existing cash on hand. It is anticipated that the source of funds to carry out such exploration and development will come from a combination of our sale of working interests in oil and gas leases, production revenues, sales of our securities, and funds from any funding transactions in which we might engage.

7.   Current and future governmental regulations will affect our operations.

     Our activities are subject to extensive federal, state, and local laws and regulations controlling not only the exploration for and sale of oil, but also the possible effects of such activities on the environment. Present as well as future legislation and regulations could cause additional expenditures, restrictions and delays in our business, the extent of which cannot be predicted, and may require us to cease operations in some circumstances. In addition, the production and sale of oil and gas are subject to various governmental controls. Because federal energy policies are still uncertain and are subject to constant revisions, no prediction can be made as to the ultimate effect on us of such governmental policies and controls.


8. We are subject to the general risks inherent in oil and gas exploration and operations.

     Our business is subject to risks inherent in the exploration, development and operation of oil and gas properties, including but not limited to environmental damage, personal injury, and other occurrences that could result in our incurring substantial losses and liabilities to third parties. In our own activities, we purchase insurance against risks customarily insured against by others conducting similar activities. Nevertheless, we are not insured against all losses or liabilities which may arise from all hazards because such insurance is not available at economic rates, because the operator has not purchased such insurance, or because of other factors. Any uninsured loss could have a material adverse effect on us.


9.  We have no long-term contracts to sell oil and gas.

     We do not have any long-term supply or similar agreements with governments or authorities for which we act as a producer. We are therefore dependent upon our ability to sell oil and gas at the prevailing well head market price. There can be no assurance that purchasers will be available or that the prices they are willing to pay will remain stable.

10.  Our business is not diversified.

     Since all of our resources are devoted to one industry, purchasers of our common stock will be risking essentially their entire investment in a company that is focused only on oil and gas activities.

11.  Our shareholders do not have cumulative voting rights.

     Holders of our common stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the present shareholders will be able to elect all of our directors, and holders of the common stock offered by this prospectus will not be able to elect a representative to our Board of Directors. See "DESCRIPTION OF COMMON STOCK."

12.  We do not expect to pay dividends.

     There can be no assurance that our proposed operations will result in sufficient revenues to enable us to operate at profitable levels or to generate a positive cash flow. For the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth and that dividends will not be paid to holders of common stock. See "DESCRIPTION OF COMMON STOCK."

13.  We depend on key personnel.

     We currently only have three employees that serve in management roles, and the loss of any one of them could severely harm our business. In particular, Roger Parker is responsible for the operation of our oil and gas business, Aleron H. Larson, Jr. is responsible for other business and corporate matters and Kevin Nanke is responsible for accounting and financing activities. We don't have key man insurance on the lives of any of these individuals.


14. We allow our key personnel to purchase working interests on the same terms as us.

     In the past we have occasionally allowed our key employees to purchase working interests in our oil and gas properties on the same terms as us in order to provide a meaningful incentive to the employees and to align their own personal financial interests with ours in making decisions affecting the properties in which they own an interest. Specifically, on February 12, 2001, our Board of Directors permitted Aleron H. Larson, Jr., our Chairman, Roger A. Parker, our President, and Kevin Nanke, our CFO, to purchase working interests of 5% each for Messrs. Larson and Parker and 2-1/2% for Mr. Nanke in our Cedar State gas property located in Eddy County, New Mexico and in our Ponderosa Prospect consisting of approximately 52,000 gross acres in Harding and Butte Counties, South Dakota held for exploration. These officers were authorized to purchase these interests on or before March 1, 2001 at a purchase price equivalent to the amounts paid by us for each property as reflected upon our books by delivering to us shares of Delta common stock at the February 12, 2001 closing price of $5.125 per share. Messrs. Larson and Parker each delivered 31,310 shares and Mr. Nanke delivered 15,655 shares in exchange for
their interests in these properties.   Also on February 12, 2001, we granted
to Messrs. Larson and Parker and Mr. Nanke the right to participate in the drilling of the Austin State #1 well in Eddy County, New Mexico by having them commit to us on February 12, 2001 (prior to any bore hole knowledge or information relating to the objective zone or zones) to pay 5% each by Messrs. Larson and Parker and 2-1/2% by Mr. Nanke of our working interest costs of drilling and completion or abandonment costs, which costs may be paid in either cash or in Delta common stock at $5.125 per share. All of these officers committed to participate in the well and will be assigned their respective working interests in the well and associated spacing unit after they have been billed and paid for the interests as required. To the extent that key employees are permitted to purchase working interests in wells that are successful, they will receive benefits of ownership that might otherwise have been available to us. Conversely, to the extent that key employees purchase working interests in wells that are ultimately not successful, such purchases may result in personal financial losses for our key employees that could potentially divert their attention from our business.


15. The exercise of our Put Rights may dilute the interests of other security holders.

      We have entered into an arrangement with Swartz Private Equity, LLC under which we may sell shares of our common stock to Swartz at a discount from the then prevailing market price. The exercise of these rights may substantially dilute the interests of other security holders.

     Under the terms of our relationship with Swartz, we will issue shares to Swartz upon exercise of our Put Rights at a price equal to the lesser of:

     -  the market price for each share of our common stock minus $.25; or

     -  91% of the market price for each share of our common stock.

     Accordingly, the exercise of our Put Rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the three year period of the investment agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the $20 million available under our Put Rights.

15. The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

     If and when we exercise our Put Rights and sell shares of our common stock to Swartz, if and to the extent that Swartz sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to Put shares to Swartz, we must issue more shares of our common stock for any given dollar amount invested by Swartz, subject to a designated minimum Put price that we specify. This may encourage short sales, which could place further downward pressure on the price of our common stock. Under the terms of the investment agreement with Swartz, however, we are not obligated to sell any of our shares to Swartz nor do we intend to sell shares to Swartz unless it is beneficial to us.

                                USE OF PROCEEDS

     The proceeds from the sale of the shares of common stock offered by this prospectus will be received directly by selling shareholders and we will not receive any proceeds from the sale of these shares. We will, however, receive proceeds from the exercise of warrants if and when exercised by the selling shareholders. We intend to use such proceeds for working capital, property and equipment, capital expenditures and general corporate purposes.

                        DETERMINATION OF OFFERING PRICE


     The shares being registered herein are being sold by the selling shareholders, and not by us, and are therefore being sold at the market price as of the date of sale. Our common stock is traded on the Nasdaq Small-Cap Market under the symbol "DPTR." On June 7, 2001, the reported closing price for our common stock on the Nasdaq Small-Cap Market was $5.50.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     Liquidity and Capital Resources
     -------------------------------
     General
     -------

     At March 31, 2001, we had a working capital deficit of $2,412,712 compared to a working capital deficit of $1,985,141 at June 30, 2000. Our current assets include an increase in trade account receivable from June 30, 2000 of approximately $950,000. This increase is primarily due to the accrued revenue from the acquisitions completed during the nine month period. This receivable was also impacted by an increase in oil and gas prices. Our current liabilities include the current portion of long-term debt of $3,941,026 at March 31, 2001. The increase in the current portion of long-term debt from June 30, 2000 is primarily attributed to borrowings relating to the acquisition of interests in the Eland and Stadium fields in Stark County, North Dakota ("North Dakota"), the 100% working interest in the West Delta Block 52 Unit, a producing property in Plaquemines Parish, Louisiana ("West Delta") and the Cedar State gas property located in Eddy County, New Mexico. These acquisitions were closed on September 28, 2000, September 29, 2000 and January 22, 2001, respectively. The debt incurred for these acquisitions is being paid out of cash flow from production of the properties.

      Offshore
      --------

      There are certain milestones established by the MMS which until recently were required to be met relating to four of our five undeveloped offshore California units. The specific milestones for each of the four units vary depending upon the operator of the unit. On June 22, 2001, however, a Federal Court ordered the MMS to set aside its approval of the suspensions of our offshore leases and to direct suspensions, including all milestone activities, for a time sufficient for the MMS to provide the State of California with a consistency determination under federal law. The milestones have not as yet been suspended and no decision has as yet been made by the MMS as to whether or not it will appeal this decision. The ultimate outcome and effects of this litigation are not certain at the present time.


      In January 2000, the two properties which are operated by Aera Energy, LLC, lease OCS-P 0409 and the Point Sal Unit had requirements to submit an interpretation of the merged 3-D survey of the Offshore Santa Maria Basin covering the properties. This milestone was accomplished in February 2000. The next milestone for these properties was to submit a Project Description for each property to the MMS in February 2000. The Project Description for each of the properties was submitted in February and after responding to MMS' request for additional information and clarification revised Project Descriptions were submitted in September. The next milestone was to submit a plan for re-unitization of all the Aera operating properties by July 2000. A proposed plan was submitted in July and is currently under consideration by the MMS. In September 2001, the revised Exploration Plans (EPs) and/or Development and Production Plans (DPP's) for the Aera properties must be submitted to the MMS. As the operator of the properties, Aera intends to submit the EPs and DPPs next September. It is estimated that it will cost $100,000 with Delta's share being $5,000. The next milestone for Aera will be to show proof that a Request for Proposal (RFP) has been prepared and distributed to the appropriate drilling contractors as described in the revised Project Descriptions. The milestone date for the RFP is November 2001. The affected operating companies have formed a committee to cooperate in the process of mobilizing the mobile drilling unit. It is anticipated that this committee will prepare the RFP for submission to the contractors and MMS. It is estimated that it will cost $210,000 to complete the RFPs with Delta's share being $10,500. The last milestone for the Point Sal Unit will be to begin the drilling of a delineation well. The drilling operations are expected to begin in February 2003 at a cost of $13,000,000. Delta's share is estimated at $650,000. No delineation well is necessary for Lease OSC-P 0409 as six wells have been drilled on the lease and a DPP was previously approved.

      The Sword and Gato Canyon units are operated by Samedan Oil Corporation. In May 2000, Samedan acquired Conoco, Inc's interest in the Sword Unit. Prior to such time, Conoco timely submitted the Project Description for the Sword Unit in February 2000. However, since becoming the operator Samedan has informed the MMS that it has plans to submit a revised Project Description for the Sword Unit. The new plan is to develop the field from Platform Hermosa, an existing platform, rather than drilling a delineation well on Sword and then abandoning it. The next milestone for the Sword Unit is the DPP for Platform Hermosa, which must be submitted to the MMS in September 2001. It is estimated that the cost of filing the DPP will be $360,000, with Delta's share being $10,500.

      In February 2000, Samedan timely submitted the Project Description for the Gato Canyon Unit. In August 2000, after responding to MMS' request for additional information and clarification, Samedan filed the revised Project Description. In September 2001, the updated Exploration Plan for the Gato Canyon Unit must be submitted to the MMS. As the operator of the property, Samedan intends to submit the EP next September. It is estimated that it will cost $300,000, with Delta's share being $49,500. The next milestone for Gato Canyon will be to show proof that a Request for Proposal (RFP) has been prepared and distributed to the appropriate drilling contractors as described in the revised Project Descriptions. The milestone date for the RFP is November 2001. It in anticipated that the same committee that is preparing the RFPs for the Aera properties will prepare the RFP for Gato Canyon for submission to the contractors and MMS. It is estimated that it will cost $450,000 to complete the RFP, with Delta's cost estimated at $75,000. The last milestone will be to begin drilling operations on the Gato Canyon Unit by May 1, 2003 using the committee's mobile drilling unit (MODU). The cost of the drilling operations are estimated to be $11,000,000 with Delta's share being $1,750,000.


      The Rocky Point Unit leases were recently granted an extension and are held under Suspension of Production were recently granted an extension and are held under such status through June, 2002. This Unit operator has prepared and timely submitted a Project Description for the development program to the MMS as the first milestone in the Schedule of Activities for the Unit. The operator, under the auspices of the MMS, has also made a presentation of the Project to the affected Federal, State and local agencies.

      Our working interest share of the future estimated development costs based on estimates developed by the operating partners relating to four of our five undeveloped offshore California units is approximately $210 million. No significant amounts are expected to be incurred during fiscal 2001 and $1.0 million and $4.2 million are expected to be incurred during fiscal 2002 and

2003, respectively. There are additional, as yet undetermined, costs that we expect in connection with the development of the fifth undeveloped property in which we have an interest (Rocky Point Unit). Because the amounts required for development of these undeveloped properties are so substantial relative to our present financial resources, we may ultimately determine to farmout all or a portion of our interest. If we were to farmout our interests, our interest in the properties would be decreased substantially. In the event that we are not able to pay our share of expenses as a working interest owner as required by the respective operating agreements, it is possible that we might lose some portion of our ownership interest in the properties under some circumstances, or that we might be subject to penalties which would result in the forfeiture of substantial revenues from the properties. Alternatively, we may pursue other methods of financing, including selling equity or debt securities.
There can be no assurance that we can obtain any such financing. If we were to sell additional equity securities to finance the development of the properties, the existing common shareholders' interest would be diluted significantly.


      Point Arugello Unit. Under a financial arrangement between Whiting and us, we hold what is essentially the economic equivalent of a 6.07% working interest, which we call a "net operating interest," in the Point Arguello Unit and related facilities. In layman's terms, the term "net operating interest" is defined in our agreement with Whiting as being the positive or negative cash flow resulting to the interest from a seven step calculation which in summary subtracts royalties, operating expenses, severance taxes, production taxes and ad valorem taxes, capital expenditures, Unit fees and certain other expenses from the oil and gas sales and certain other revenues that are attributable to the interest. Within this unit are three producing platforms (Hidalgo, Harvest and Hermosa) which are operated by Arguello, Inc., a subsidiary of Plains Petroleum. In an agreement between Whiting and Delta (see Form 8-K dated June 9, 1999), Whiting agreed to retain all of the abandonment costs associated with our interest in the Point Arguello Unit and the related facilities.

      We have already participated in the redrills of three wells in calendar 2000 and anticipate that we will participate in the redrilling of five to seven wells in calendar year 2001. Each redrill will cost approximately $1.71 million ($105,000 to our interest). We anticipate the redrill costs to be paid through current operations or additional financing.


    Onshore
    -------


      On July 10, 2000 and on September 28, 2000, we paid $3,745,000 and $1,845,000, respectively, to acquire interests in producing wells and acreage located in the Eland and Stadium fields in Stark County, North Dakota. The July 10, 2000 and September 28, 2000 payments resulted in the acquisition by us of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of our officers, while the payment of $1,845,000 on September 28, 2000 was primarily paid out of our net revenues from the effective date of the acquisitions through closing. (See footnote 3)

      On December 1, 2000, we elected to exercise our option to purchase interests in 680 producing wells and associated acreage in the Permian Basin located in eight counties in West Texas and Southeastern New Mexico from Saga Petroleum Corporation and its affiliates. We paid Saga and its affiliates $500,000 in cash and issued an additional 156,160 (289,583 in total) shares of our restricted common stock as a deposit required by the Purchase and Sale Agreement between the parties.

      On December 18, 2000, we entered into an agreement with SAGA Petroleum Corporation ("Saga") which replaces and supersedes the September 6, 2000 agreement. Under this agreement, we will acquire a producing as property for $2,700,000 of which $2,100,000 has been paid in cash and the remaining $600,000 has been paid with 181,269 shares of our restricted common stock. SAGA is obligated by the agreement to return 393,006 shares of our restricted common stock that was issued as a deposit.

      We estimate our capital expenditures for onshore properties to be approximately $1,500,000 for the year ended June 30, 2001. However, we are not obligated to participate in future drilling programs and will not enter into future commitments to do so unless management believes we have the ability to fund such projects.

     Equity Transactions
     -------------------

     During the year ended June 30, 1998, we issued 22,500 shares of our common stock to a former employee as part of a severance package. This transaction was recorded at its estimated fair market value of the common stock issued of approximately $65,000 and expenses, which was based on the quoted market price of the stock at the time of issuance. The Company also agreed to forgive approximately $20,000 in debt owed to us by the former employee.

     On July 8, 1998, we completed a sale of 2,000 shares of our common stock to an unrelated individual for net proceeds to Delta of $6,475 at a price of $3.24 per share. This transaction was recorded at the estimated fair value of the common stock issued, which was based on the quoted market price of the stock at the time of issuance.

     On October 12, 1998, we issued 250,000 shares of our common stock at a price of $1.63 per share and also issued options to purchase up to 500,000 shares of our common stock to the shareholders of an unrelated closely held entity in exchange for two licenses for exploration with the government of Kazakhstan. The options that were issued in connection with this transaction are exercisable at various prices ranging from $3.50 to $5.00 per share. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance. The options were valued at $216,670 based on the estimated fair value of the options issued and recorded at $623,920 as undeveloped oil and gas properties.

     On December 1, 1998, we issued 10,000 shares of our common stock valued at $15,750, at a price of $1.75 per share, to an unrelated entity for public relation services and expensed. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance.

     On January 1, 1999, we completed a sale of 194,444 shares, of our common stock to Evergreen, another oil and gas company, for net proceeds to us of $350,000.

     On December 1, 1999, we acquired a 6.07% working interest in the Point Arguello Unit, its three platforms (Hidalgo, Harvest, and Hermosa), along with a 100% interest in two and an 11.11% interest in one of the three leases within the adjacent Rocky Point Unit for $5.6 million in cash consideration and the issuance of 500,000 shares of the our common stock with an estimated fair value of $1,133,550.

     On December 8, 1999, we completed a sale of 428,000 shares of our common stock, at a price of $1.75 per share, to Bank Leu AG, for $749,000. We paid a commission of $75,000 recorded as an adjustment to equity. In addition, we granted warrants to purchase 250,000 shares of our common stock at prices ranging from $2.00 to $4.00 per share for six to twelve months from the effective date of a registration covering the underlying warrants to an unrelated entity. The warrants were valued at $95,481 which was a 10% discount to market, based on quoted market price of the stock at the time of issuance. The warrants were accounted for as an adjustment to stockholders' equity.

     On January 1, 1999 and January 4, 2000, we completed the sale of 194,444 and 175,000 shares, respectively, of our common stock in a private transaction to an unrelated entity for net proceeds for each issuance to us of $350,000.

     On December 16, 1999, we issued 15,000 shares of our restricted common stock, at a price of $2.14 per share and valued at $32,063, to an unrelated company as a commission for their involvement with establishing a credit facility for our Point Arguello Unit purchase recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on quoted market price on the date the commission was earned.

     On January 5, 2000, we issued 60,000 shares of our restricted common stock, at a price of $2.14 per share and valued at $128,250, to an unrelated company as a commission for their involvement with establishing a credit facility for our Point Arguello Unit purchase which was recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on quoted market price on the date the commission was earned.

     On June 1, 2000, we issued 90,000 shares of our common stock, at a price of $3.04 per share and valued at $273,375, to Whiting as a deposit to acquire certain interest in producing properties in Stark County, North Dakota. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     During fiscal 2000, we issued 215,000 shares of our common stock, at a price of $2.56 per share and valued at $549,563, to an unrelated entity as a commission for their involvement with the Point Arguello Unit and New Mexico acquisitions completed in fiscal 2000. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On July 5, 2000, we completed the sale of 258,621 shares of our restricted common stock to an unrelated entity for $750,001. A fee of $75,000 was paid and options to purchase 100,000 shares of our common stock at $2.50 per share and 100,000 shares at $3.00 per share for one year were issued to an unrelated individual and entity and as consideration for their efforts and consultation related to the transaction. The options were valued at approximately $307,000 based on the estimated fair value of the options issued and recorded as an adjustment to equity.

     On July 31, 2000, we paid an aggregate of 30,000 shares of our restricted common stock, at a price of $3.38 per share and valued at $116,451, to the shareholders of Saga Petroleum Corporation ("Saga")(Brent J. Morse, Morse Family Security Trust, and J. Charles Farmer) for an option to purchase certain properties owned by Saga and its affiliates. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On August 3, 2000, we issued 21,875 shares of our restricted common stock, at a price of $3,38 per share and valued at $73,828, to CEC Inc. in exchange for an option to purchase certain properties owned by CEC Inc. and its partners. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Company committed to the transaction and recorded in oil and gas properties.

     On September 7, 2000, we issued 103,423 shares of our restricted common stock, at a price of $4.95 per share and valued at $511,944, to shareholders of Saga Petroleum Corporation in exchange for an option to purchase certain properties under a Purchase and Sale Agreement (see Form 8-K dated September 7, 2000). The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On September 29, 2000, we issued 487,844 shares of our restricted common stock, at a price of $3.38 per share and valued at $1,646,474, to Castle Offshore LLC, a subsidiary of Castle Energy Corporation and BWAB Limited Liability Company, as partial payment for properties in Louisiana. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Company committed to the transaction and is recorded in oil and gas properties.

     On September 30, 2000, we issued 289,583 shares of our restricted common stock, at a price of $4.61 per share and valued at $1,335,702, to Saga Petroleum Corporation ("SAGA") and its affiliates as part of a deposit on the purchase of properties in West Texas and Southeastern New Mexico. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance.

     During the quarter ended September 30, 2000 we issued 100,000 shares of our restricted common stock at a price of $4.50 per share at a value of $450,000 to an unrelated individual as a commission for their involvement with the North Dakota properties acquisition. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Commission was earned and is recorded in oil and gas properties.

     On October 11, 2000, we issued 138,461 shares of our restricted common stock to Giuseppe Quirici, Globemedia AG and Guadrafin AG for $450,000. We paid $45,000 to two unrelated individuals for their efforts and consultation related to the transaction.

      On January 3, 2001, we entered into an agreement with Evergreen Resources, Inc. ("Evergreen"), also a shareholder, whereby Evergreen acquired 116,667 shares of our common stock and an option to acquire an interest in three undeveloped Offshore Santa Barbara, California properties until September 30, 2001. Upon exercise, Evergreen must transfer the 116,667 shares of the our common stock back to us and would be responsible for 100% of all future minimum payments underlying the properties in which the interest is acquired.

      On January 12, 2001, we issued 490,000 shares of our restricted common stock to an unrelated entity for $1,102,500. We paid a cash commission of $110,250 to an unrelated individual and issued options to purchase 100,000 shares of our common stock at $3.25 per share to an unrelated company for their efforts in connection with the sale. The options were valued at approximately $200,000. Both the commission and the value of the options have been recorded as an adjustment to equity.

     On July 21, 2000, we entered into an investment agreement with Swartz and issued Swartz a warrant to purchase 500,000 shares of common stock exercisable at $3.00 per share until May 31, 2005. A warrant to purchase 150,000 shares of our common stock at $3.00 per share for five years was also issued to another unrelated company as consideration for its efforts in this transaction and has been recorded as an adjustment to equity. In the aggregate, we issued options to Swartz and the other unrelated company valued at $1,435,797 as consideration for the firm underwriting commitment of Swartz and related services to be rendered and recorded in additional paid in capital. The options were valued at market based on the quoted market price at the time of issuance.

      The investment agreement entitles us to issue and sell ("Put") up to $20 million of our common stock to Swartz, subject to a formula based on our stock price and trading volume over a three year period following the effective date of a registration statement covering the resale of the shares to the public. Under the terms of this investment agreement we are not obligated to sell to Swartz all of the common stock and additional warrants referenced in the agreement nor do we intend to sell shares and warrants to the entity unless it is beneficial to us.

      To exercise a Put, we must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the investment agreement. We have filed a registration statement covering the Swartz transaction with the SEC. Swartz will pay us the lesser of the market price for each share minus $0.25, or 91% of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date we exercise a Put is used to determine the purchase price Swartz will pay and the number of shares we will issue in return.

     If we do not Put at least $2,000,000 worth of common stock to Swartz during each one year period following the effective date of the Investment

Agreement, we must pay Swartz an annual non-usage fee. This fee equals the difference between $200,000 and 10% of the value of the shares of common stock we Put to Swartz during the one year period. The fee is due and payable on the last business day of each one year period. Each annual non-usage fee is payable to Swartz, in cash, within five (5) business days of the date it accrued. We are not required to pay the annual non-usage fee to Swartz in years we have met the Put requirements. We are also not required to deliver the non-usage fee payment until Swartz has paid us for all Puts that are due. If the investment agreement is terminated, we must pay Swartz the greater of
(i) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all Puts to date. We may terminate our right to initiate further Puts or terminate the investment agreement at any time by providing Swartz with written notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.


      We cannot determine the exact number of shares of our common stock issuable under the investment agreement and the resulting dilution to our existing shareholders, which will vary with the extent to which we utilize the investment agreement, the market price of our common stock and exercise of the related warrants. The investment agreement provides that we cannot issue shares of common stock that would exceed 20% of the outstanding stock on the date of a Put unless and until we obtain shareholder approval of the issuance of common stock. We will seek the required shareholder approval under the investment agreement and under NASDAQ rules.


     We received proceeds from the exercise of options to purchase shares of our common stock of $994,174 during the nine months ended March 31, 2001 and $1,377,536 during the year ended June 30, 2000. These proceeds were obtained from the exercise of 206,500 options to purchase shares of our common stock for an aggregate of $641,250 by persons or entities not affiliated with us and the exercise of 435,295 options to purchase shares of our common stock for an aggregate of $352,924 by our employees during the nine months ended March 31, 2001. We received proceeds from the exercise of 657,000 options to purchase shares of our common stock for an aggregate of $1,255,000 by persons or entities not affiliated with us and the exercise of 391,777 options to purchase shares of our common stock for an aggregate of $122,536 by our employees during the year ended June 30, 2000.

     We received proceeds from the exercise of 120,000 options to purchase shares of our common stock for an aggregate of $160,000 by persons or entities not affiliated with us during the year ended June 30, 1999.


     Capital Resources
     -----------------

     We expect to raise additional capital by selling our common stock in order to fund our capital requirements for our portion of the costs of the drilling and completion of development wells on our proved undeveloped properties during the next twelve months. There is no assurance that we will be able to do so or that we will be able to do so upon terms that are acceptable. We will continue to explore additional sources of both short-term and long-term liquidity to fund our operations and our capital requirements for development of our properties including establishing a credit facility, sale of equity or debt securities and sale of properties. Many of the factors which may affect our future operating performance and liquidity are beyond our control, including oil and natural gas prices and the availability of financing.

     After evaluation of the considerations described above, we presently believe that our cash flow from our existing producing properties and other sources of funds will be adequate to fund our operating expenses and satisfy our other current liabilities over the next year or longer. If it were necessary to sell an existing producing property or properties to meet our operating expenses and satisfy our other current liabilities over the next year or longer we believe we would have the ability to do so.

      Market Risk
      -----------

      Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates and commodity prices. We do not use financial instruments to any degree to manage foreign currency exchange and interest rate risks and do not hold or issue financial instruments to any degree for trading purposes. All of our revenue
and related receivables are payable in U.S. dollars.   We do have a contract
to sell 6,000 barrels a month at $27.31 through February 28, 2002. We were subject to interest rate risk on $12,478,835 of variable rate debt obligations at March 31, 2001. The annual effect of a one percent change in interest rates would be approximately $125,000. The interest rate on these variable rate debt obligations approximates current market rates as of March 31, 2001.

     Other
     -----

     On April 2, 2001, our Board of Directors appointed our President Roger A. Parker to the additional position of Chief Executive Officer and appointed our Chief Financial Officer Kevin K. Nanke to the additional position of Treasurer.

     Results of Operations
     ---------------------

     Three and Nine Months Ended March 31, 2001 Compared to
     Three and Nine Months Ended March 31, 2000
     ---------------------------------------------------------

     Income (loss).   We reported net income for the three and nine months
ended March 31, 2001 of $331,290 and $893,453 compared to a net loss of $1,017,579 and $2,488,384 for the three and nine months ended March 31, 2000. The net income and net loss for the three and nine months ended March 31, 2001 and 2000 were effected by numerous items, described in detail below.

     Revenue. Total revenue for the three and nine months ended March 31, 2001 was $3,701,866 and $9,475,596 compared to $1,223,149 and $1,956,105 for
the three and nine months ended March 31, 2000.   Oil and gas sales for the
three and nine months ended March 31, 2001 were $3,660,638 and $9,351,912 compared to $1,180,436 and 1,852,135 for the three and nine months ended March
31, 2000.   The increase of $7,499,777 in oil and gas revenue comparing the nine months ended March 31, 2001 to the nine months ended March 31, 2000 is primarily attributed to the acquisitions that occurred during the fiscal year ended June 30, 2000 and the quarter ended September 30, 2000. During the nine months ended March 31, 2001, we sold 215,547 barrels of oil from our interests in the Point Arguello Unit located in federal waters offshore California and sold 185,328 Mcf of gas and 6,536 barrels of oil from our interests in the our New Mexico properties. Both of these properties were acquired during fiscal 2000. We also sold 33,279 Mcf of gas and 71,089 barrels of oil from the North Dakota acquisition and sold 29,547 barrels of oil from the West Delta Block 52 acquisition both of which closed during the quarter ended September 30, 2000.

     Other Revenue. Other revenue includes amounts recognized from the production of gas previously deferred pending determination of our interests in the properties.

      Production volumes and average prices received for the three and nine months ended March 31, 2001 and 2000 are as follows:

                                  Three Months Ended       Nine Months Ended
                                       March 31,               March 31,
                                       ---------               ---------
                                   2001         2000        2001       2000
                                   ----         ----        ----       ----
    Production-Onshore:
      Oil (Bbls)                  26,946        3,680      81,530       7,544
      Gas (Mcfs)                 157,863      114,478     393,968     285,011
    Average Price-Onshore :
      Oil (per Bbls)              $29.04       $27.13      $28.30      $23.17
      Gas (per Mcf)               $ 7.62       $ 2.57      $ 6.54      $ 2.28
    Production-Offshore:
      Oil (Bbls)                  84,566       76,140     245,495     106,996
      Gas (Mcfs)                     675            -         675           -
     Average Price-Offshore:
      Oil (per Bbls)              $19.70       $10.26*     $18.17      $ 9.97*
      Gas (per Mcfs)              $13.33            -      $13.33           -
     Average Price-Offshore:
     Point Arguello
      Oil (per Bbls) gross price  $18.41       $21.38      $21.95      $21.14
      Oil (per Bbls) net price    $18.41       $10.26      %16.59      $ 9.97


      *We sold 25,000 barrels per month from December 1999 to May 2000 at $8.25 per barrel and we have committed to sell 25,000 barrels per month from June 2000 to December 2000 at $14.65 per barrel under fixed price contracts with production purchases.

      Lease Operating Expenses. Lease operating expenses were $1,520,604 and $3,782,468 for the three and nine months ended March 31, 2001 compared to $951,903 and $1,363,850 for the same periods in 2000. On a Bbl equivalent basis, lease operating expenses were $3.23 and $4.37, during the three and nine months ended March 31, 2001 compared to $4.33 and $4.69 for the same periods in 2000 for onshore properties. On a barrel equivalent basis, lease operating expenses were $15.89 and $12.72 during the three and nine months ended March 31, 2001 and $11.60 and $10.33 for the same periods in 2000 for the offshore properties. The increase in lease operating expenses can be attributed to the acquisitions discussed above and significant work-over costs relating to our West Delta Block 52 unit offshore Louisiana.

      Depreciation and Depletion Expense. Depreciation and depletion expense for the three and nine months ended March 31, 2001 was $599,673 and $1,555,522 compared to $187,905 and $394,947 for the same period in 2000. On a barrel equivalent basis, the depletion rate was $7.80 and $6.49 for the three and nine months ended March 31, 2001 and $4.96 and $4.69 for the same periods in 1999 for onshore properties. On a barrel equivalent basis, the depletion rate was $2.44 and $2.17 for the three and nine months ended March 31, 2001 compared to $.98 and $1.26 for the same periods in 2000 for offshore properties.

      Exploration Expenses. We incurred exploration expenses of $26,530 and $48,859 for the three and nine months ended March 31, 2001 compared to $15,251 and $37,495 for the same period in 2000.

      Professional fees   Professional fees for the three and nine months
ended March 31, 2001 were $345,702 and $815,177 compared to $62,711 and $343,524 for the same period in 2000. The increase in professional fees are primarily attributed legal fees for representation in negotiations and discussions with various state and federal governmental agencies relating to our undeveloped offshore California leases.

      General and Administrative Expenses.   General and administrative
expenses for the three and nine months ended March 31, 2001 were $268,397 and
$895,177 compared to $463,146 and $973,891 for the same periods in 2000.   The
increase in general and administrative expenses are primarily attributed to the increase in travel, corporate filings and the addition of a new employee.

      Stock Option Expense. Stock option expense has been recorded for the three and nine months ended March 31, 2001 of $45,413 and $334,383 compared to $81,795 and $293,860 for the same period in 2000, for options granted to and/or re-priced for certain officers, directors, employees and consultants at option prices below the market price at the date of grant.

      Other income. Other income during the six months ended December 31, 2000 includes the sale of our unsecured claim in bankruptcy against our former parent, Underwriters Financial Group in the amount of $350,000.

      Interest and Financing Costs. Interest and financing costs for the three and nine months ended March 31, 2001 were $503,720 and $1,494,865 compared to $384,152 and $941,360 for the same period in 2000. The increase in interest and financing costs can be attributed to the new debt established to purchase certain oil and gas properties.


     Year ended June 30, 2000 compared to year ended June 30, 1999

     Net Earnings (Loss). Our net loss for the year ended June 30, 2000 was $3,367,050 compared to the net loss of $2,998,755 for the year ended June 30, 1999. The losses for the years ended June 30, 2000 and 1999 were effected by the items described in detail below.

     Revenue. Total revenue for the year ended June 30, 2000 was $3,575,524 compared to $1,694,925 for the year ended June 30, 1999. Oil and gas sales for the year ended June 30, 2000 were $3,355,783 compared to $557,507 for the year ended June 30, 1999. The increase in oil and gas sales during the year ended June 30, 2000 resulted from the acquisition of eleven producing wells in New Mexico and Texas and the acquisition of an interest in the offshore

California Point Arguello Unit. The increase in oil and gas sales were also impacted by the increase in oil and gas prices. If we would have not committed to sell our proportionate shares of our barrels at $8.25 and $14.65 per barrel, we would have realized an increase in income of $2,033,153.

     Gain on sale of oil and gas properties. During the years ended June 30, 2000 and 1999, we disposed of certain oil and gas properties and related equipment to unaffiliated entities. We have received proceeds from the sales of $75,000 and $1,384,000, which resulted in a gain on sale of oil and gas properties of $75,000 and $957,147 for the years ended June 30, 2000 and 1999, respectively.


     Other Revenue. Other revenue represents amounts recognized from the production of gas previously deferred pending determination of our interests in the properties.

     Production volumes and average prices received for the years ended June 30, 2000 and 1999 are as follows:

                                        2000                    1999
                                Onshore     Offshore     Onshore     Offshore
Production:
     Oil (barrels)                9,620     186,989        5,574          -
     Gas (Mcf)                  362,051           -      254,291          -
Average Price:
     Oil (per barrel)            $25.95      $11.54*      $10.24          -
     Gas (per Mcf)               $ 2.62           -       $ 1.97          -

   Point Arguello
     Oil (per Bbls) gross price  $    -      $21.14       $    -      $   -
     Oil (per Bbls) net price    $    -      $11.54       $    -      $   -


     *We sold 25,000 barrels per month from December 1999 to May 2000 at $8.25 per barrel and we have committed to sell 25,000 barrels per month from June 2000 to December 2000 at $14.65 per barrel under fixed price contracts with production purchases.

     Lease Operating Expenses. Lease operating expenses for the year ended June 30, 2000 were $2,405,469 compared to $209,438 for the year ended June 30, 1999. On a per Bbl equivalent basis, production expenses and taxes were $4.94 for onshore properties and $11.02 for offshore properties during the year ended June 30, 2000 compared to $4.37 for onshore properties for the year ended June 30, 1999. The increase in lease operating expense compared to 1999 resulted from the acquisition of an interest in eleven new properties onshore and an interest in the offshore Point Arguello Unit near Santa Barbara, California. In general the cost per Bbl for offshore operations are higher than onshore. The offshore properties had approximately $175,000 in non capitalized workover cost included in lease operating expense.

     Depreciation and Depletion Expense. Depreciation and depletion expense for the year ended June 30, 2000 was $887,802 compared to $229,292 for the year ended June 30, 1999. On a Bbl equivalent basis, the depletion rate was $4.64 for onshore properties and $3.00 for offshore properties during the year ended June 30, 2000 compared to $4.78 for onshore properties for the year ended June 30, 1999.

     Exploration Expenses. Exploration expenses consist of geological and geophysical costs and lease rentals. Exploration expenses were $46,730 for the year ended June 30, 2000 compared to $74,670 for the year ended June 30, 1999.

     Abandonment and Impairment of Oil and Gas Properties. We recorded an expense for the abandonment and impairment of oil and gas properties for the year ended June 30, 1999 of $273,041. Our proved properties were assessed for impairment on an individual field basis and we recorded impairment provisions attributable to certain producing properties of $103,230 for the year ended June 30, 1999. The expense in 1999 also includes a provision for impairment of the costs associated with the Sacramento Basin of Northern California of $169,811. We made a determination based on drilling results that it would not be economical to develop certain prospects and as such we will not proceed with these prospects. Based on an assessment of all properties as of June 30, 2000, there was no impairment for oil and gas properties in fiscal 2000.

     Professional Fees and General and Administrative Expenses. Professional fees and general and administrative expenses for the year ended June 30, 2000 were $1,777,579 compared to $1,506,683 for the year ended June 30, 1999. The increase in general and administrative expenses compared to fiscal 1999, can be attributed to an increase in shareholder relations and professional services relating to Securities and Exchange related filings.

     Stock Option Expense. Stock option expense has been recorded for the years ended June 30, 2000 and 1999 of $537,708 and $2,080,923, respectively, for options granted to and/or re-priced for certain officers, directors, employees and consultants at option prices below the market price at the date of grant. The stock option expense for fiscal 2000 can primarily be attributed to repricing options to certain consultants that provide us with shareholder relations services. The most significant amount of the stock option expense for fiscal 1999 can be attributed to a grant by the Incentive Plan Committee of options to purchase 89,686 shares of our common stock and the re-pricing of 980,477 options to purchase shares of our common stock for two of our officers at a price of $.05 per share under the Incentive Plan.
The Committee also re-priced 150,000 options to purchase shares of our common stock to two employees at a price of $1.75 per share under the Incentive Plan. Stock option expense in fiscal 1999 of $1,985,414 was recorded based on the difference between the option price and the quoted market price on the date of grant and re-pricing of the options.


     Interest and Financing Costs. Interest and financing costs for the years ended June 30, 2000 and 1999 were $1,264,954 and $19,726, respectively. The increase in interest and financing costs can be attributed to the new debt established to purchase oil and gas properties.

     Recently Issued or Proposed Accounting Standards and Pronouncements.

     In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation- and interpretation of APB Opinion No. 25 ("FIN 44"). This opinion provides guidance on the accounting for certain stock option transactions and subsequent amendments to stock option transactions. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. To the extent that FIN 44 covers events occurring during the period from December 15, 1998 and

January 12, 2000, but before July 1, 2000, the effects of applying this interpretation are to be recognized on a prospective basis. Repriced options mentioned above may impact future periods. The adoption of FIN 44 had no impact on our financial position or results of operations.

     In December 1999, the SEC released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently, the SEC released SAB 101B, which delayed the implementations date of SAB 101 for registrants with fiscal years beginning between December 16, 1999 and March 15, 2000. The adoption of SAB 101 had no impact on our financial position or results of operations.

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), was issued in June 1998, by the Financial Accounting Standards Board. SFAS 133 establishes new accounting and reporting standards for derivative instruments and for hedging activities. This statement required an entity to establish at the inception of a hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. SFAS 133 was amended by SFAS 137 and is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS 133 had no impact on our financial statements or results of operations.

                    RECENT MATERIAL CHANGES IN OUR BUSINESS

     There have been no material changes in our business since June 30, 2000 other than the changes disclosed in the Form 10-KSB for the fiscal year ended June 30, 2000, the Form 10-QSB for the period ended March 31, 2001 and the Forms 8-K filed since June 30, 2000.


                           SELLING SECURITY HOLDERS

     Common stock registered for resale under this prospectus would constitute approximately 34% of our issued and outstanding common shares as of March 6, 2001 if all 1,275,000 warrants and options are exercised. The shares offered by this prospectus are being offered by selling shareholders.

SELLING SHAREHOLDERS
--------------------

1.   Pegasus Finance Limited (An affiliate of GlobeMedia AG)

     This prospectus covers 400,000 shares of common stock issuable upon the exercise of options we issued to Pegasus Finance Limited. 100,000 of the options are exercisable at a price of $2.50 per share, another 100,000 of the options are exercisable at $3.00 per share, and the remaining 100,000 of the options are exercisable at $6.00 per share. The 300,000 options expire one year after the effectiveness of this registration statement. The remaining 100,000 options are exercisable at a price of $3.125 per share and expire January 9, 2004. The majority owners of Pegasus Finance Limited are Tanwood Limited and Garwood Limited.

2.   Bank Leu AG

     This prospectus covers 258,621 shares of common stock we issued to Bank Leu AG on June 30, 2000 at a price of $2.90 per share and covers 490,000 shares issued to Bank Leu AG at a price of $2.25 per share on January 11, 2001.

3.   Howard Jenkins d/b/a Hunter Equities, Inc.

     This prospectus covers 50,000 shares of common stock issuable upon the exercise of warrants we issued to Howard Jenkins d/b/a Hunter Equities, Inc. on July 20, 1995 at a price of $6.00 per warrant. These warrants will expire one year after the effectiveness of this registration statement.

4.   Robert N. Webster

     This prospectus covers 25,000 shares of common stock issuable upon the exercise of warrants we issued to Robert N. Webster on February 11, 1999 at a price of $2.125 per warrant. These warrants will expire on the later of February 11, 2001 or ninety (90) days from the date this registration statement is effective.

5.   Fenham Systems Limited

     This prospectus covers 22,500 shares of common stock issuable upon the exercise of warrants we issued to Fenham Systems Limited. 10,000 of the warrants are exercisable at a price of $3.50 per share, another 5,000 of the warrants are exercisable at $4.00 per share, another 5,000 of the warrants are exercisable at $4.50 per share, and the remaining 2,500 of the warrants are exercisable at $5.00 per share. All 22,500 warrants will expire on October 9, 2004. The majority owner of Fenham Systems Limited is Fidelity Corp. Limited as trustee of the Cypress Trust.

6.   Daniel A.A. Thomas

     This prospectus covers 90,000 shares of common stock issuable upon the exercise of warrants we issued to Daniel A.A. Thomas. 40,000 of the warrants are exercisable at a price of $3.50 per share, another 20,000 of the warrants are exercisable at $4.00 per share, another 20,000 of the warrants are exercisable at $4.50 per share, and the remaining 10,000 of the warrants are exercisable at $5.00 per share. All 90,000 warrants will expire on October 9, 2004.

7.   Tony Vanetik

     This prospectus covers 60,000 shares of common stock issuable upon the exercise of warrants we issued to Tony Vanetik. 35,000 of the warrants are exercisable at a price of $3.50 per share, another 10,000 of the warrants are exercisable at $4.00 per share, another 10,000 of the warrants are exercisable at $4.50 per share, and the remaining 5,000 of the warrants are exercisable at $5.00 per share. All 60,000 warrants will expire on October 9, 2004.

8.   Yuri Vanetik

     This prospectus covers 90,000 shares of common stock issuable upon the exercise of warrants we issued to Yuri Vanetik. 40,000 of the warrants are exercisable at a price of $3.50 per share, another 20,000 of the warrants are exercisable at $4.00 per share, another 20,000 of the warrants are exercisable at $4.50 per share, and the remaining 10,000 of the warrants are exercisable at $5.00 per share. All 90,000 warrants will expire on October 9, 2004.

9.  Starrleaf Business Limited

     This prospectus covers 60,000 shares of common stock issuable upon the exercise of warrants we issued to Starrleaf Business Limited. 35,000 of the warrants are exercisable at a price of $3.50 per share, another 10,000 of the warrants are exercisable at $4.00 per share, another 10,000 of the warrants are exercisable at $4.50 per share, and the remaining 5,000 of the warrants are exercisable at $5.00 per share. All 60,000 warrants will expire on October 9, 2004. The majority owner of Starrleaf Business Limited is Sergei Polyanichkin.

10.  Brendan Joseph Morrisey

     This prospectus covers 77,500 shares of common stock issuable upon the exercise of warrants we issued to Brendan Joseph Morrisey. 40,000 of the warrants are exercisable at a price of $3.50 per share, another 15,000 of the warrants are exercisable at $4.00 per share, another 15,000 of the warrants are exercisable at $4.50 per share, and the remaining 7,500 of the warrants are exercisable at $5.00 per share. All 77,500 warrants will expire on October 9, 2004.

11.  Dean Miller

     This prospectus covers 100,000 shares of common stock issuable upon the exercise of warrants we issued to Dean Miller. 50,000 of the warrants are exercisable at a price of $3.50 per share, another 20,000 of the warrants are exercisable at $4.00 per share, another 20,000 of the warrants are exercisable at $4.50 per share, and the remaining 10,000 of the warrants are exercisable at $5.00 per share. All 100,000 warrants will expire on October 9, 2004.

12.  Brent J. Morse

     This prospectus covers 79,226 shares of common stock issued to Brent J. Morse. On July 31, 2000, we issued 11,250 shares of common stock in exchange for an option to purchase certain oil an gas assets at a value of $3.33 per share and on January 22, 2001 we issued 67,976 shares of common stock at a value of $3.31 per share in exchange for certain oil and gas assets.

13.  Morse Family Security Trust

     This prospectus covers 26,409 shares of common stock issued to Morse Family Security Trust. On July 31, 2000 we issued 3,750 shares of common stock in exchange for an option to purchase certain oil an gas assets at a value of $3.33 per share and on January 22, 2001 we issued 22,659 shares of common stock at a value of $3.31 per share in exchange for certain oil and gas assets.

14.  J. Charles Farmer

     This prospectus covers 105,634 shares of common stock issued to J. Charles Farmer. On July 31, 2000 we issued 15,000 shares of common stock in exchange for an option to purchase certain oil an gas assets at a value of $3.33 per share and on January 22, 2001 we issued 90,634 shares of common stock at a value of $3.31 per share in exchange for certain oil and gas assets.

15.  Kaiser-Francis Oil Company

     This prospectus covers 250,000 shares of common stock issuable upon the exercise of options we issued to Kaiser-Francis Oil Company in November, 1999 at a price of $2.00 per share. These options will expire on December 1, 2004. The majority owner of Kaiser-Francis Oil Company is GBK Corp.

16.  LoTayLingKyur, Inc.

     This prospectus covers 50,000 shares of common stock issuable upon the exercise of options we issued to LoTayLingKyur, Inc. on July 1, 1995 at a price of $6.00 per option. These options will expire ninety (90) days after the effectiveness of this registration statement. The majority owner of LoTayLingKyur, Inc. is Mark A. Smith.

17.  Giuseppe Quirici

     This prospectus covers 61,615 shares of common stock we issued to Giuseppe Quirici on October 12, 2000 at a price of $3.25 per share.

18.  GlobeMedia AG

     This prospectus covers 230,692 shares of common stock we issued 30,692 to GlobeMedia AG on October 11, 2000 at a price of $3.25 per share. We issued 200,000 shares of common stock issuable upon the exercise of options at a price of $4.5625 per share. These options will expire one year after the effectiveness of this registration statement.


19.  Quadrafin AG

     This prospectus covers 46,154 shares of common stock we issued to Quadrafin AG on October 11, 2000 at a price of $3.25 per share. Quadrafin AG is an affiliate of GlobeMedia AG and the majority shareholder is Rene' Sarbarch.

20.  BWAB Limited Liability Company

     This prospectus covers 642,430 shares of common stock we issued to BWAB Limited Liability Company. As compensation for oil and gas related services performed for us by BWAB, we issued 100,000 shares to BWAB on August 6, 1999 at a value of $3.04 per share, 115,000 shares on December 20, 1999 at a value of $2.14 per share and 100,000 shares on October 23, 2000 at a value of $4.50 per share. We issued BWAB an additional 127,430 shares on September 26, 2000 at a value of $3.00 per share in exchange for oil and gas properties sold to us by BWAB, and we issued 200,000 shares to BWAB on January 8, 2001 at a conversion price of approximately $2.50 per share upon the conversion of a convertible promissory note.

21.  CEC Inc.

     This prospectus covers 360,414 shares of common stock we issued to CEC Inc. on September 26, 2000 at a value of $3.00 per share in exchange for oil and gas properties sold to us by CEC. CEC is owned by Castle Energy Corporation.

22.  Whiting Petroleum Corporation

     This prospectus covers 390,000 shares of common stock we issued to Whiting. We issued 50,000 shares on January 14, 1999 at a value of $2.49 per share in exchange for oil and gas properties sold to us by Whiting, 250,000 shares on May 26, 1999 at a value of $1.97 per share in exchange for an option to acquire oil and gas properties owned by Whiting and 90,000 shares on June 6, 2000 at a value of $3.04 per share in exchange for oil and gas properties sold to us by Whiting.

23.  Evergreen Resources Inc.

     This prospectus covers 291,667 shares of common stock we issued to Evergreen Resources Inc. We issued 175,000 shares of common stock on January 4, 2000 at a price of $2.00 per share and 116,667 shares of common stock on January 3, 2001 at $3.00 per share.

     The table below includes information regarding ownership of our common stock by the selling shareholders on January 17, 2001 and the number of shares that they may sell under this prospectus. There are no material relationships with any of the selling shareholders other than those discussed below.

                                   Shares                 Shares      Percent
                                Beneficially           Beneficially  of Class
                                Owned Prior            Owned After     Owned
                                   to the      Shares       the      After the
Selling Shareholders              Offering   Offered(1)  Offering    Offering
--------------------            ------------ ---------- -----------  ---------
Pegasus Finance Limited(2,3)       400,000     400,000
Bank Leu AG(2)                   1,176,621     748,621    428,000       3.9%
Howard Jenkins d/b/a
   Hunter Equities, Inc.(2)         50,000      50,000
Robert N. Webster(2)                25,000      25,000
Fenham Systems Limited(2)           32,500      22,500
Daniel A.A. Thomas(2)               90,000      90,000
Tony Vanetik(2)                     60,000      60,000
Yuri Vanetik(2)                     90,000      90,000
Starrleaf Business Limited(2)       60,000      60,000
Brendan Joseph Morrisey(2)          77,500      77,500
Dean Miller(2)                     100,000     100,000
Brent J. Morse                      79,226      79,226
Morse Family Security Trust         26,409      26,409
J. Charles Farmer                  105,634     105,634
Kaiser-Francis Oil Company(2)      250,000     250,000
LoTayLingKyur, Inc.(2)              50,000      50,000
Giuseppe Quirici(2)                 61,615      61,615

GlobeMedia AG(2)                   230,692     230,692

Quadrafin AG(2)                     46,154      46,154
BWAB Limited Liability Company(2)  642,430     642,430
CEC Inc.(2)                        360,414     360,414
Whiting Petroleum Corporation(2)   390,000     390,000
Evergreen Resources Inc.(2)        291,667     291,667
----------------------------------------------------------------------------

(1) Assumes that the selling shareholders will sell all of the shares of common stock offered by this prospectus. We cannot assure you that the selling shareholders will sell all or any of these shares.

(2) Includes common stock issuable upon the exercise of currently outstanding options and warrants.

(3) Does not include shares owned by GlobeMedia AG. Pegasus is an affiliate of GlobeMedia AG. As of January 17, 2001 GlobeMedia AG owned 30,692 shares of common stock and 200,000 shares of common stock underlying currently exercisable options. The options are exercisable at $2.50 per share and will expire April 10, 2002.

                           PLAN OF DISTRIBUTION

     The selling shareholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders may effect the distribution of the common stock in one or more of the following methods:

         - ordinary brokers transactions, which may include long or short sales;

         - transactions involving cross or block trades or otherwise on the open market;

         - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

         - "at the market" to or through market makers or into an existing market for the common stock;

         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         - through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

         - any combination of the above, or by any other legally available means.

     In addition, the selling shareholders or successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that the selling shareholders will sell any or all of the shares of common stock offered by the selling shareholders.

     In order to comply with the securities laws of certain states, if applicable, the selling shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                  DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

     We are authorized to issue 300,000,000 shares of our $.01 par value common stock, of which 10,798,700 shares were issued and outstanding as of March 6, 2001. Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Shareholders do not have cumulative rights; hence, the holders of more than 50% of the outstanding common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of all liabilities. We do not anticipate that any dividends on common stock will be declared or paid in the foreseeable future. Holders of common stock do not have any rights of redemption or conversion or preemptive rights to subscribe to additional shares if issued by us. All of the outstanding shares of our common stock are fully paid and nonassessable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

     The Consolidated Financial Statements of Delta Petroleum Corporation as of June 30, 2000 and 1999, and for each of the years in the two year period ended June 30, 2000, and the Statements of Oil and Gas Revenue and Direct Lease Operating Expenses of the New Mexico Properties for each of the years in the two year period ended June 30, 1999, the Point Arguello Properties for the year ended June 30, 1999 and the nine month period ended June 30, 1998, and the North Dakota Properties for each of the years in the two year period ended June 30, 2000, included in this Registration Statement have been herein in reliance upon reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

     The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Krys Boyle Freedman & Sawyer, P.C., Denver, Colorado.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time subsequent to its date.

    COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant according to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Offering are estimated as follows:

          Attorneys Fees                        $ 10,000.00
          Accountants Fees                      $  5,000.00
          Registration Fees                     $  5,200.00
          Printing                              $         0
          Advertising                           $         0
          Other Expenses                        $         0
                                                -----------
                          TOTAL                 $ 20,200.00
                                                ===========

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Business Corporation Act (the "Act") provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, and
(b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
(iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the Act. The Act also provides that a Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Act in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Article X of our Articles of Incorporation provides as follows:

                                 "ARTICLE X"
                              INDEMNIFICATION

      The corporation may:

     (A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (C) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

    (E) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

     (F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X."

      In the event that a claim for indemnification against such liabilities (other than the payment by Delta of expenses incurred or paid by a director, officer or controlling person of Delta in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Delta will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS.

Exhibit
No.        Description
--------   -----------

3.1 Articles of Incorporation of Delta Petroleum Corporation (incorporated by reference to Exhibit 3.1 to the Company's Form 10 filed September 9, 1987 with the Securities and Exchange Commission (1)

3.2 By-laws of Delta Petroleum Corporation (incorporated by reference to Exhibit 3.2 to the Company's Form 10 filed September 9, 1987 with the Securities and Exchange
           Commission (1)

5.1 Opinion of Krys Boyle Freedman & Sawyer, P.C. regarding legality (1)

23.2       Consent of KPMG LLP (2)

23.3       Consent of Krys Boyle Freedman & Sawyer, P.C. **
------------------------

(1)  Incorporated by reference.

(2)  Filed herewith electronically.


**   Contained in the legal opinion filed herewith as Exhibit 5.1.



Undertakings

     The Company on behalf of itself hereby undertakes and commits as follows:

A. 1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

    2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Delta pursuant to the foregoing provisions, or otherwise, Delta has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit's plan annual report pursuant to section 15(d0 of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                     INDEX TO FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants KPMG LLP      F-3

Consolidated Balance Sheets as of March 31, 2001 June 30,
  2000 and 1999                                                  F-4 to F-5

Consolidated Statements of Operations for the Nine Months
  Ended March 31, 2001 and 2000 and the Years Ended June 30,
  2000 and 1999                                                  F-6

Consolidated Statements of Changes in Stockholders' Equity
  for the Nine Months Ended March 31, 2001 and the Years
  Ended June 30, 2000 and 1999                                   F-7

Consolidated Statements of Cash Flows for the Nine Months
  Ended March 31, 2001 and 2000 and the Years Ended June 30,
  2000 and 1999                                                  F-8

Summary of Accounting Policies and Notes to Consolidated
  Financial Statements                                           F-9 to F-36

Report of Independent Certified Public Accountants KPMG LLP      F-37

Delta Petroleum Corporation's New Mexico Properties Statements
  of Oil and Gas Revenue and Direct Lease Operating Expenses
  for the Three Months Ended September 30, 1999 and Each of
  the Years in the Two-Year Period Ended June 30, 1999           F-38

Notes to New Mexico Properties Statements of Oil and Gas
  Revenue and Direct Lease Operating Expenses for the Three
  Months Ended September 30, 1999 and Each of the Years in
  the Two-Year Period Ended June 30, 1999                        F-39 to F-41

Report of Independent Certified Public Accountants KPMG LLP      F-42

Delta Petroleum Corporation's Port Arguello Properties
  Statements of Oil and Gas Revenue and Direct Lease
  Operating Expenses for the Three Months Ended September 30,
  1999 and the Year Ended June 30, 1999 and Nine Month Period
  Ended June 30, 1998                                            F-43

Notes to Point Arguello Properties Statements of Oil and Gas
  Revenue and Direct Lease Operating Expenses for the Three
  Months Ended September 30, 1999, Year Ended June 30, 1999
  and Nine Month Period Ended June 30, 1998                      F-44 to F-47

Report of Independent Certified Public Accountants KPMG LLP      F-48

Delta Petroleum Corporation's North Dakota Properties
  Statements of Oil and Gas Revenue and Direct Lease
  Operating Expenses for Each of the Years in the Two-Year
  Period Ended June 30, 2000                                     F-49

Notes to North Dakota Properties Statements of Oil and
  Gas Revenue and Direct Lease Operating Expenses for
  Each of the Years in the Two-Year Period Ended
  June 30, 2000                                                  F-50 to F-52

Condensed Proforma Combined Financial Statements of Delta
  Petroleum Corporation for the Nine Months Ended March 31,
  2001 and for the Year Ended June 30, 2000                      F-53 to F-59

                        Independent Auditors' Report


The Board of Directors and Stockholders
Delta Petroleum Corporation:


We have audited the accompanying consolidated balance sheets of Delta Petroleum Corporation (the Company) and subsidiary as of June 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Petroleum Corporation and subsidiary as of June 30, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2000, in conformity with generally accepted accounting principles.


                                  /s/KPMG LLP
                                   KPMG LLP





Denver, Colorado
August 11, 2000

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS


                                                                March 31,         June 30,       June 30,
                                                                  2001              2000           1999
                                                              -------------       ---------    ----------
                                                                Unaudited
ASSETS

Current Assets:
     Cash                                                     $    413,916          302,414        99,545
     Trade accounts receivable, net of
       allowance for doubtful accounts of $50,000 at
       March 31, 2001, June 30, 2000 and 1999                    1,560,794          613,527       113,841
     Accounts receivable - related parties                         183,442          142,582       116,855
     Prepaid assets                                                768,072          373,334        10,000
     Other current assets                                          228,222          198,427           100
                                                              ------------       ----------    ----------

               Total current assets                              3,154,446        1,630,284       340,341
                                                              ------------       ----------    ----------

Property and Equipment:
     Oil and gas properties, at cost (using
          the successful efforts method
          of accounting):
               Undeveloped offshore California properties       10,590,810       10,809,310     7,369,830
               Undeveloped onshore domestic properties           1,778,529          451,795       506,363
               Undeveloped foreign properties                      623,920          623,920       623,920
               Developed offshore California properties          4,256,939        3,285,867             -
               Developed offshore Louisiana properties           2,899,771                -             -
               Developed onshore domestic properties            11,856,984        5,154,295     2,231,187
     Office furniture and equipment                                 92,996           89,019        82,489
                                                              ------------       ----------    ----------
                                                                32,099,949       20,414,206    10,813,789

     Less accumulated depreciation and depletion                (4,093,552)      (2,538,030)   (1,650,228)
                                                              ------------       ----------    ----------

               Net property and equipment                       28,006,397       17,876,176     9,163,561
                                                              ------------       ----------    ----------
Long term assets:
     Deferred financing costs                                      280,626          366,996             -
     Investment in Bion Environmental                              108,046          228,629       257,180
     Partnership net assets                                        549,787          675,185             -
     Deposit on purchase of oil and gas properties                       -          280,002     1,616,050
                                                              ------------       ----------    ----------
               Total long term assets                              938,459        1,550,812     1,873,230


                                                              $ 32,099,302       21,057,272    11,377,132
                                                              ============       ==========    ==========


DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS, CONTINUED
(Unaudited)


                                                                March 31,         June 30,       June 30,
                                                                  2001              2000           1999
                                                              ------------        ---------     ----------
                                                                Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

Current  Liabilities:
     Current portion of long-term debt:
          Related party                                       $         -                 -        105,268
          Other                                                 3,941,026         1,765,653              -
     Accounts payable                                           1,516,708         1,636,651        393,542
     Other accrued liabilities                                     94,741           154,388         10,000
     Deferred revenue                                              14,683            58,733        127,166
                                                              -----------        ----------     ----------

               Total current liabilities                        5,567,158         3,615,425        635,976
                                                              -----------        ----------     ----------

Long-term debt:
          Related party                                                 -                 -        894,732
          Other                                                 8,497,809         6,479,115              -
                                                              -----------        ----------     ----------
                                                                8,497,809         6,479,115        894,732
                                                              -----------        ----------     ----------
Stockholders' Equity:
     Preferred stock, $.10 par value;
       authorized 3,000,000 shares, none issued                         -                 -              -
     Common stock, $.01 par value;
       authorized 300,000,000 shares, issued 10,849,600
       shares at March 31, 2001, 8,422,079 at
       June 30, 2000 and 7,913,379 at June 30, 1999               108,496            84,221         63,903
     Additional paid-in capital                                40,021,319        33,746,861     29,476,275
     Accumulated other comprehensive loss                         (43,524)           77,059       (115,395)
     Accumulated deficit                                      (22,051,956)      (22,945,409)   (19,578,359)
                                                              -----------        ----------     ----------

               Total stockholders' equity                      18,034,335        10,962,732      9,846,424
                                                              -----------        ----------     ----------
Commitments
                                                              $32,099,302        21,057,272     11,377,132
                                                              ===========        ==========     ==========





          See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Nine Months Ended               Year Ended
                                           ----------------------------   -----------------------
                                                    Unaudited
                                             March 31,       March 31,    June 30,      June 30,
                                               2001            2000         2000          1999
                                           -------------  -------------   ---------    ----------
Revenue:
     Oil and gas sales                       $9,351,912     1,852,135     3,355,783       557,507
     Gain on sale of oil and gas properties           -             -        75,000       957,147
     Operating fee income                        79,634        48,933        76,308        43,117
     Other revenue                               44,050        55,037        68,433       137,154
                                             ----------   -----------    ----------    ----------

          Total revenue                       9,475,596     1,956,105     3,575,524     1,694,925

Operating expenses:
     Lease operating expenses                 3,782,468     1,363,850     2,405,469       209,438
     Depreciation and depletion               1,555,522       394,971       887,802       229,292
     Exploration expenses                        48,859        37,495        46,730        74,670
     Abandoned and impaired properties                -             -             -       273,041
     Dry hole costs                              90,391             -             -       226,084
     Professional fees                          815,177       343,524       519,267       372,314
     General and administrative                 895,795       973,891     1,258,312     1,134,369
     Stock option expense                       334,383       293,860       537,708     2,080,923
                                             ----------   -----------    ----------    ----------

          Total operating expenses            7,522,595     3,407,591     5,655,288     4,600,131
                                             ----------   -----------    ----------    ----------

Income (loss) from operations                 1,953,001    (1,451,486)   (2,079,764)   (2,905,206)


Other income and expenses:
     Other income                               435,317        17,251        90,457        22,730
     Interest and financing costs            (1,494,865)     (941,360)   (1,264,954)      (19,726)
     Gain (loss) on sale of securities
       available for sale                             -      (112,789)     (112,789)      (96,553)
                                             ----------   -----------    ----------    ----------

          Total other income and expenses    (1,059,548)   (1,036,898)   (1,287,286)      (93,549)
                                             ----------   -----------    ----------    ----------

          Net income (loss)                  $  893,453    (2,488,384)   (3,367,050)   (2,998,755)
                                             ==========   ===========    ==========    ==========

Net income (loss) per common share:
     Basic                                  $      0.09         (0.35)        (0.46)        (0.51)
                                             ==========   ===========    ==========    ==========

     Diluted                                $      0.08         (0.35)            *             *
                                             ==========   ===========    ==========    ==========


     *    Potentially dilutive securities outstanding were anti-dulutive



         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Consolidated Statement of Stockholders' Equity
Years ended June 30, 2000, 1999 and nine months ended March 31, 2001

                                                                             Accumulated
                                                                               other
                                                                 Additional  comprehensive
                                               Common Stock      paid-in       income      Comprehensive  Accumulated
                                            Shares      Amount   capital       (loss)      income (loss)    deficit      Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1998                       5,513,858    55,139   25,571,921    457,594                    (16,579,600)   9,505,054

Comprehensive loss:
   Net loss                                         -         -            -                (2,998,759)     (2,998,759)  (2,998,759)
                                                                                            ----------
   Other comprehensive loss, net of tax
      Unrealized loss on equity securities          -         -            -   (669,542)
   Less: Reclassification adjustment for
     losses included in net loss                                                 96,553       (572,989)                   (572,989)
                                                                                            ----------
Comprehensive loss                                  -         -            -                (3,571,748)
                                                                                            ==========
Stock options granted as compensation               -         -    2,081,423                                              2,081,423
Shares issued for cash                        196,444     1,964      354,011          -                              -      355,975
Shares issued for cash upon exercise
 of options                                   120,000     1,200      158,800          -                              -      160,000
Shares issued for services                     10,000       100       15,650          -                              -       15,750
Shares issued for oil and gas properties      250,000     2,500      621,420          -                              -      623,920
Shares issued for deposit on oil
 and gas properties                           300,000     3,000      613,050          -                              -      616,050
Fair value of warrant extended
 and repriced                                       -         -       60,000          -                              -       60,000
                                          ----------- ---------  -----------   --------                    -----------   -----------
Balance, June 30, 1999                      6,390,302    63,903   29,476,275   (115,395)                   (19,578,359)   9,846,424

Comprehensive loss:
  Net loss                                          -         -            -                (3,367,050)     (3,367,050)  (3,367,050)
                                                                                            ----------
  Other comprehensive loss, net of tax
    Unrealized loss on equity securities            -         -            -     79,665              -
  Less: Reclassification adjustment for
    losses included in net loss                     -         -            -    112,789        192,454                      192,454
                                                                                            ----------
Comprehensive loss                                  -         -            -                (3,174,596)
                                                                                            -=========
Stock options granted as compensation               -         -      500,208          -                              -      500,208
Shares issued for cash                        603,000     6,030    1,017,970          -                              -    1,024,000
Shares issued for cash upon exercise
 of options                                 1,048,777    10,488    1,367,048          -                              -    1,377,536
Shares and options issued with financing       75,000       750      565,472          -                              -      566,422
Shares issued for oil and gas properties      215,000     2,150      547,413          -                              -      549,563
Shares issued for deposit on oil and
 gas properties                                90,000       900      272,475          -                              -      273,375
                                           ----------- --------   -----------  --------                    -----------   ----------
Balance, June 30, 2000                      8,422,079    84,221   33,746,861     77,059                    (22,945,409)  10,962,732

Comprehensive income (loss):
  Net income                                        -         -            -                   893,453         893,453      893,453
                                                                                            ----------
  Other comprehensive gain, net of tax
    Unrealized loss on equity securities            -         -            -   (120,583)      (120,583)                    (120,583)
                                                                                            ----------
Comprehensive income (loss)                         -         -            -                   772,870
                                                                                            -=========
Stock options granted as compensation               -         -      445,144          -                              -      445,144
Fair value of warrants issued for
  common stock investment agreement                 -         -    1,435,797          -                              -    1,435,797
Warrant issued in exchange for
  common stock investment agreement                 -         -   (1,435,797)         -                              -   (1,435,797)
Shares issued for cash, net of
  commissions                               1,003,749    10,037    2,412,201          -                              -    2,422,238
Shares issued for cash upon exercise
  of options                                  641,795     6,418      987,756          -                              -      994,174
Conversion of note payable and accrued
  interest to common stock                    200,000     2,000      508,959          -                              -      510,959
Shares issued for oil and gas
  properties, net                             820,988     8,210    2,823,858          -                              -    2,832,068
Shares reacquired and retired                (239,011)   (2,390)    (903,460)         -                              -     (905,850)
                                           ----------  --------   ----------   --------                    -----------   ----------

Balance, March 31, 2001                    10,849,600  $108,496   40,021,319    (43,524)                   (22,051,956)  18,034,335
                                           ==========  ========   ==========   =========                   ===========   ==========

                                      F-7

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Nine Months Ended             Years Ended
                                                              ---------------------------- -----------------------
                                                                       Unaudited
                                                                March 31,      March 31,      June 30,    June 30,
                                                                  2001           2000           2000        1999
                                                              -------------  ------------- -----------  ----------
Cash flows from operating activities:
    Net income (loss)                                         $   893,453    $(2,488,384)  $(3,367,050) (2,998,759)
    Adjustments to reconcile net income (loss) to cash
      used in operating activities:
          Gain on sale of oil and gas properties                        -              -       (75,000)   (957,147)
          Loss on sale of securities available for sale                 -        112,789       112,789      96,553
          Depreciation and depletion                            1,555,522        394,971       887,802     229,292
          Stock option expense                                    445,144        293,860       500,208   2,080,923
          Amortization of financing costs                         369,714        383,112       466,568           -
          Abandoned and impaired properties                             -              -             -     273,041
          Common stock issued for services                              -              -             -      15,750
    Net changes in operating assets and operating
    liabilities:
          (Increase) decrease in trade accounts receivable       (940,609)      (827,283)     (533,074)     84,432
          (Increase) decrease in prepaid assets                  (394,738)             -      (373,334)          -
          (Increase) decrease in other current assets              60,960         (1,873)      (62,500)          -
          (Increase) decrease in accounts payable trade          (119,943)     1,058,994     1,243,109    (176,927)
          (Increase) decrease in other accrued liabilities       (292,787)        31,961       144,388           -
          Deferred Revenue                                        (44,050)       (53,093)      (68,433)   (137,154)
                                                              -----------    -----------   -----------  ----------
    Net cash provided by (used in) operating activities         1,532,666     (1,095,846)   (1,124,527) (1,489,996)

Cash flows from investing activities:
          Additions to property and equipment                  (9,542,332)    (7,320,300)   (7,759,804)   (507,068)
          Deposit on purchase of oil and gas properties                 -              -        (6,627) (1,000,000)
          Proceeds from sale of securities available for sale           -        135,441       135,441     174,602
          Proceeds from sale of oil and gas properties                  -              -        75,000   1,384,000
          Decrease (increase) in long term assets                 125,398       (476,049)     (675,185)          -
                                                              -----------    -----------   -----------  ----------
Net cash provided by (used in) investing activities            (9,416,934)    (7,660,908)   (8,231,175)     51,534
                                                              -----------    -----------   -----------  ----------
Cash flows from financing activities:
          Stock issued for cash upon exercise of options          994,174        595,346     1,377,536     160,000
          Issuance of common stock for cash                     2,422,238      1,024,000     1,024,000     356,475
          Proceeds from borrowings                             13,519,255     13,142,427    12,816,851     400,000
          Proceeds from borrowings from related parties                 -              -             -   1,000,000
          Repayment of borrowings                              (8,825,188)    (4,644,928)   (4,640,252)   (400,000)
          Repayment of borrowings to related parties                    -     (1,000,000)   (1,000,000)          -
          Decrease (increase) in accounts receivable from
              related parties                                    (114,709)       (40,187)      (19,564)      4,397
                                                              -----------    -----------   -----------  ----------
Net cash provided by financing activities                       7,995,770      9,076,658     9,558,571   1,520,872
                                                              -----------    -----------   -----------  ----------
Net increase in cash                                              111,502        319,904       202,869      82,410
                                                              -----------    -----------   -----------  ----------
Cash at beginning of period                                       302,414         99,545        99,545      17,135
                                                              -----------    -----------   -----------  ----------
Cash at end of period                                         $   413,916    $   419,449   $   302,414  $   99,545
                                                              ===========    ===========   ===========  ==========
Supplemental cash flow information -
Cash paid for interest and financing costs                    $ 1,398,491    $   459,207   $   741,348  $   19,726
                                                              ===========    ===========   ===========  ==========
Non-cash financing activities:
Common stock issued for the purchase
     of oil and gas properties                                $ 2,832,068    $  549,563    $   549,563  $        -
                                                              ===========    ===========   ===========  ==========
Common stock issued for deposit on purchase
     of oil and gas properties                                $         -    $         -   $   273,375  $  616,050
                                                              ===========    ===========   ===========  ==========
Common stock issued for note payable and accrued interest     $   510,959    $         -   $         -  $        -
                                                              ===========    ===========   ===========  ==========
Common stock, options and overriding royalties
     issued relating to debt financing                        $   130,000    $         -   $   891,223  $        -
                                                              ===========    ===========   ===========  ==========
Shares reacquired and retired for oil and gas
     properties and option exercise                           $   905,850    $         -   $         -  $        -
                                                              ===========    ===========   ===========  ==========


         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


(1)  Summary of Significant Accounting Policies

     Organization and Principles of Consolidation

     Delta Petroleum Corporation ("Delta") was organized December 21, 1984 and is principally engaged in acquiring, exploring, developing and producing oil and gas properties. The Company owns interests in developed and undeveloped oil and gas properties in federal units offshore California, near Santa Barbara, and developed and undeveloped oil and gas properties in the continental United States. In addition, the Company has a license to explore undeveloped properties in Kazakhstan.

     At March 31, 2001, the Company owned 4,277,977 shares of the common stock of Amber Resources Company ("Amber"), representing 91.68% of the outstanding common stock of Amber. Amber is a public company also engaged in acquiring, exploring, developing and producing oil and gas properties.

     The consolidated financial statements include the accounts of Delta and Amber (collectively, the Company). All intercompany balances and transactions have been eliminated in consolidation. As Amber is in a net shareholders' deficit position for the periods presented, the Company has recognized 100% of Amber's earnings/losses for all periods.

     Liquidity

     The Company has incurred losses from operations over the past several years, prior to fiscal 2001, coupled with significant deficiencies in cash flow from operations for the same periods. As of March 31, 2001, the Company
had a working capital deficit of $2,412,712.   These factors among others may
indicate the Company may not be able to meet its obligations in a timely manner.

    One aspect of the Company's business activities has been the buying and selling of oil and gas properties. In the past the Company has sold properties to fund its working capital deficits and/or its funding needs. In addition, during fiscal 2000 and 1999, the Company has raised approximately $2,401,536 and $515,975, respectively, through private placements and option exercises. Recently, the Company has taken steps to reduce losses and generate cash flow from operations, through the pending acquisition of producing oil and gas properties (see Note 3) which management believes will generate sufficient cash flow to meet its obligations in a timely manner. Should the Company be unable to achieve its projected cash flow from operations additional financing or sale of oil and gas properties could be necessary. The Company believes that it could sell oil and gas properties or obtain additional financing, however, there can be no assurance that such financing would be available on a timely or acceptable terms.

     Cash Equivalents

     Cash equivalents consist of money market funds. For purposes of the statements of cash flows, the Company considers all highly liquid investments with maturities at date of acquisition of three months or less to be cash equivalents.
                                       F-9


DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     Property and Equipment

     The Company follows the successful efforts method of accounting for its oil and gas activities. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Upon the sale or retirement of oil and gas properties, the cost thereof and the accumulated depreciation and depletion are removed from the accounts and any gain or loss is credited or charged to operations.

     Depreciation and depletion of capitalized acquisition, exploration and development costs is computed on the units-of-production method by individual fields as the related proved reserves are produced. Capitalized costs of undeveloped properties ($12,993,259 at March 31, 2001) are assessed periodically on an individual field basis and a provision for impairment is recorded, if necessary, through a charge to operations.

     Furniture and equipment are depreciated using the straight-line method over estimated lives ranging from three to five years.

     Certain of the Company's oil and gas activities are conducted through partnerships and joint ventures, the Company includes its proportionate share of assets, liabilities, revenues and expenses in its consolidated financial statements. Partnership net assets represents the Company's share of net working capital in such entities.

     Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121) requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. For developed properties, the review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs.

     Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows exceed the carrying value of the asset, no

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the estimated fair value of the asset. Any impairment provisions recognized in accordance with SFAS 121 are permanent and may not be restored in the future.

   The Company assesses developed properties on an individual field basis for impairment on at least an annual basis. As a result of such assessment, we recorded an impairment provision attributable to certain producing properties of $103,230 for the year ended June 30, 1999.

     For undeveloped properties, the need for an impairment reserve is based on the Company's plans for future development and other activities impacting the life of the property and the ability of the Company to recover its investment. When the Company believes the cost of the undeveloped property are no longer recoverable, an impairment charge is recorded based on the estimated fair value of the property.

     The Company recorded an impairment provision attributed to certain undeveloped onshore properties of $169,811 for the year ended June 30, 1999.

     Gas Balancing

     The Company uses the sales method of accounting for gas balancing of gas production. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     As of March 31, 2001, the Company had produced and recognized as revenue approximately $13,000 Mcf more than its share of production. The undiscounted value of this imbalance is approximately $50,000 using the lower of the price received for the natural gas, the current market price or the contract price, as applicable.

     Deferred Revenue

     Deferred revenue primarily represents amounts received for gas produced and delivered where the Company was uncertain as to the distribution of amounts attributable to its interest, including amounts from a gas purchaser under the terms of a recoupment agreement on properties that the Company acquired during the Amber acquisition. The Company deferred amounts pending a determination of the Company's revenue interest.

     The statute of limitation has expired for these deferred amounts and accordingly $44,050 and $53,037 for the nine months ended March 31, 2001 and 2000, respectively, and $68,433, $137,154 and $204,648 for the years ended June 30, 2000, 1999 and 1998, respectively, have been written off and recorded as a component of other revenue.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


    Stock Option Plans

     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company adopted the disclosure requirement of SFAS No. 123, Accounting for Stock-Based Compensation and provides pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied.

     Income Taxes

     The Company uses the asset and liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards 109 (SFAS
109), Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operations in the period that includes the enactment date.

     Earnings (Loss) per Share

     Basic earnings (loss) per share is computed by dividing net earnings
(loss) attributed to common stock by the weighted average number of common shares outstanding during each period, excluding treasury shares. Diluted earnings (loss) per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of convertible preferred stock, stock options and warrant. The effect of potentially dilutive securities outstanding were antidilutive during the quarter ended March 31, 2000 and during the years ended June 30, 2000 and 1999.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Recently Issued Accounting Standards and Pronouncements

     In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation" and interpretation of APB Opinion No. 25 ("FIN 44"). This opinion provides guidance on the accounting for certain stock option transactions and subsequent amendments to stock option transactions. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. To the extent that FIN 44 covers events occurring during the period from December 15, 1998 and January 12, 2000, but before July 1, 2000, the effects of applying this interpretation are to be recognized on a prospective basis. Repriced options mentioned above may impact future periods. The adoption of FIN 44 had no impact on our financial position or results of operations.

     In December 1999, the SEC released Staff Accounting Bulletin ("SAB")No. 101, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently, the SEC released SAB 101B, which delayed the implementations date of SAB 101 for registrants with fiscal years beginning between December 16, 1999 and March 15, 2000. The adoption of SAB 101 had no impact on our financial position or results of operations.

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), was issued in June 1998, by the Financial Accounting Standards Board. SFAS 133 establishes new accounting and reporting standards for derivative instruments and for hedging activities. This statement required an entity to establish at the inception of a hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. SFAS 133 was amended by SFAS 137 and is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS 133 had no impact on our financial statements or results of operations.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     Reclassification

     Certain amounts in the 1998 and 1999 financial statements have been reclassified to conform to the 2000 financial statement presentation.

(2) Investment

     The Company's investment in Bion Environmental Technologies, Inc. ("Bion") is classified as an available for sale security and reported at its fair market value, with unrealized gains and losses excluded from earnings and reported as accumulated comprehensive income (loss), a separate component of stockholders' equity. During fiscal 2000 and 1999, the Company received an additional 16,808 and 10,249 shares, respectively, of Bion's common stock for rent and other services provided by the Company. The Company realized losses of $112,789 for the nine months ended March 31, 2000 and $112,789 and $96,553 for the years ended June 30, 2000 and 1999, respectively, on the sales of securities available for sale.

     The cost and estimated market value of the Company's investment in Bion at March 31, 2001, June 30, 2000 and 1999 are as follows:

                                                        Estimated
                                      Unrealized         Market
                        Cost          Gain/(Loss)        Value

March 31, 2001        $151,570        $ (43,524)        $ 108,046
June 30, 2000         $151,570        $  77,059         $ 228,629
June 30, 1999         $372,575        $(115,395)        $ 257,180

     As of December 5, 2000, the estimated market value of the Company's investment in Bion, based on the quoted bid price of Bion's common stock, was approximately $138,000.

(3)  Oil and Gas Properties

     On October 12, 1998 we issued 250,000 shares and 500,000 warrants to purchase common stock at prices ranging from $3.50 per share to $5.00 per share to the Ambir Properties, Inc., shareholders in exchange for 100% of Ambir Properties, Inc. the only assets of which consisted of two licenses for exploration of approximately 1.9 million acres in the Pavlodar region of Eastern Kazakhstan. We accounted for the acquisition under the purchase method of accounting and recorded $623,920 as undeveloped oil and gas properties.

     On November 1, 1999, the Company acquired interests in 10 operated wells in New Mexico and 1 non-operated well in Texas ("New Mexico") for a cost of $2,879,850.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     On December 1, 1999, the Company completed the acquisition of the equivalent of a 6.07% working interest in the form of a financial arrangement termed a "net operating interest" in the Point Arguello Unit, and its three platforms (Hidalgo, Harvest and Hermosa) ("Point Arguello"), along with a 100% interest in two and an 11.11% interest in one of the three leases within the adjacent undeveloped Rocky Point Unit from Whiting Petroleum Corporation ("Whiting"), a shareholder. Whiting will retain its proportionate share of future abandonment liability associated with both the onshore and offshore facilities of the Point Arguello Unit. If the Point Arguello property development and operating expenses are not covered by revenues then, at Delta's election, until December 31, 2000, Whiting will invest up to $2,000,000 in an amount equal to the aggregate amount of lease operating expenses and capital costs over production revenue, if any, net to our interest, for the eight months ended December 31, 1999 and twelve months ended December 31, 2000 at $1,000,000 per period specified through the purchase of our preferred stock to cover such costs. The preferred convertible stock has a 5% interest rate payable in cash on the Company's common stock and is convertible based on the lower of the average closing price of our stock during the months of March 1999, March 2000 or March 2001. As of September 30, 2000, Delta has not elected to issue any convertible preferred stock. The acquisition had a purchase price of approximately $6,758,550 consisting of $5,625,000 in cash and 500,000 shares (which include the 300,000 shares issued during fiscal 1999) of the Company's restricted common stock with a fair market value of $1,133,550. Subsequently, the Company committed to sell 25,000 barrels per month from December 1999 to May 2000 at $8.25 per barrel and from June 2000 to December 2000 at $14.65. If the Company would have not committed to sell its proportionate shares of its barrels at $8.25 and $14.65 per barrel, the Company would have realized an increase in income of $2,033,153 for the year ended June 30, 2000. If the Company would have not committed to sell its proportionate share of its barrels at $14.65 per barrel, the Company would have realized an increase in income of $1,285,337 for the nine months ended March 31, 2001, The Company assigned an unaffiliated third party a 3% overriding royalty interest in the Point Arguello properties as consideration for arranging the transaction.

      On July 10, 2000 and on September 28, 2000, the Company paid $3,745,000 and $1,845,000, respectively, to acquire interests in 20 producing wells, 5 injection wells and acreage located in the Eland and Stadium fields in Stark County, North Dakota ("North Dakota"). The July 10, 2000 and September 28, 2000 payments resulted in the acquisition by the Company of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of the Company's officers, while the payment on September 28, 2000 was primarily paid out of the Company's net revenues from the effective date of the acquisitions through closing. Delta also issued 100,000 shares of its restricted common stock, valued at $450,000, to an unaffiliated party for its consultation and assistance related to the transaction and recorded in oil and gas properties. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the commission was earned and is recorded in oil and gas properties.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


      On September 29, 2000 the Company acquired the West Delta Block 52 Unit ("West Delta") from two unrelated entities by paying $1,529,157 and issuing 509,719 shares of its restricted common stock valued at $3.38 per share. The Company permitted three officers to purchase an aggregate 12.5% working interest acquired by the Company in the West Delta by delivering to the Company shares of the Company's common stock valued at $3.38 per share equal to 12.5% of the purchase price paid by the Company. The officers delivered 156,333 shares of common stock valued at $482,125 for actual costs incurred and the exercise of options. These shares have been retired. The Company borrowed $1,463,532 of the cash portion of the purchase price from an unrelated entity. Two of the Company's officers agreed to personally guarantee the loan.

      On December 1, 2000, the Company acquired a 50% interest and operations in approximately 52,000 gross acres in South Dakota from an unrelated entity for $461,734.

      On January 18, 2001, the Company acquired the Cedar State gas property ("Cedar State") in Eddy County, New Mexico from Saga Petroleum Corporation ("Saga") for $2,700,000. The consideration was $2,100,000 and 181,219 of the Company's common stock, valued at $600,000. The shares were valued at $3.31 per share based on ninety percent of a thirty day average closing price prior to close. As part of the acquisition, Saga was required to return 393,006 shares of the Company's common stock at closing valued at $1,847,645, which had been previously issued as a deposit for the acquisition of additional properties.

      On February 12, 2001, the Company permitted the officers of the Company to purchase in aggregate 12.5% of its prospect in South Dakota and in the Cedar State gas property, by delivering to the Company shares of its common stock valued at $5.125 per share, the closing stock price on February 12, 2001. The officers delivered 82,678 shares of common stock valued at $423,725 for actual costs incurred and the exercise of options.

      The following unaudited pro forma consolidated statements of operations information assumes that the acquisition of North Dakota discussed above occurred as of July 1, 1999:

                              Pro Forma Nine Months Ended March 31, 2001
                              ------------------------------------------
                                              2001            2000
                                              ----            ----
     Operating revenue-
     Oil and gas sales                    $ 9,643,705     $ 4,144,748
                                          ===========     ===========
     Net income (loss)                    $ 1,164,653     $  (363,848)
                                          ===========     ===========
     Net income (loss) per common share:
          Basic                                  $.12           $(.05)
                                                 ====           =====
          Diluted                                $.10           $(.05)
                                                 ====           =====

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     The following unaudited proforma consolidated statement of operations information assumes that the November 1, 1999 and December 1, 1999 acquisitions occurred as of July 1, 1998:

                                                    Years Ended
                                                      June 30,
                                                    -----------
                                                2000           1999
                                                ----           ----

     Oil and gas sales                      $ 5,179,526     $ 4,414,289
                                            ===========     ===========
          Net loss                          $(3,685,786)    $(5,109,588)
                                            ===========     ===========
     Net loss per common share-
      basic and diluted                           $(.51)          $(.84)
                                            ===========     ===========

     During the years ended June 30, 2000 and 1999, the Company has disposed of certain oil and gas properties and related equipment to unaffiliated entities. The Company has received proceeds from the sales of $75,000 and $1,384,000 and resulted in a gain on sale of oil and gas properties of $75,000 and $957,147 for the years ended June 30, 2000 and 1999, respectively.

(4)  Long Term Debt
                           March 31,                June 30,
                             2001             2000          1999
                          ----------       ----------    ----------
     A                    $6,750,568       $7,504,306    $       --
     B                     5,065,497               --            --
     C                       662,770               --             -
     D                            --          740,462            --
     E                            --               --     1,000,000
                         -----------       ----------    ----------
                         $12,478,835       $8,244,768    $1,000,000

     Current Portion       3,941,026        1,765,653       105,268
                         -----------       ----------    ----------
     Long-Term Portion   $ 8,497,809       $6,479,115    $  894,732
                         ===========       ==========    ==========

     A. On December 1, 1999, the Company borrowed $8,000,000 at prime plus 1-1/2% from Kaiser-Francis Oil Company ("Lender"). As additional consideration for entering into the loan, the Company issued warrants to purchase 250,000 shares of our common stock for two years at $2.00 per share. The 250,000 warrants were valued at $260,000 and recorded as a deferred cost to be amortized over the life of the loan. The loan agreement provides for a 4-1/2 year loan with additional cost in the form of oil and gas overriding royalty interests of two and one-half percent (2.5%) on September 1, 2000 and an additional 2.5% on June 1, 2001, proportionately reduced, on all of the oil and gas properties acquired by Delta under the offshore agreement. In

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


addition, the Company will be required to pay fees of $250,000 on June 1, 2002 and June 1, 2003 if the loan has not been retired prior to these dates. The proceeds from this loan were used to pay off existing debt and the balance of the Point Arguello Unit and East Carlsbad field purchases. The Company is required to make minimum monthly payments of principal and interest equal to the greater of $150,000 or 75% of net cash flows from the acquisitions completed on November 1, 1999 and December 1, 1999. The lender was assigned a 2.5% overriding royalty on September 1, 2000, proportionately reduced to the Company's working interest ownership, on the offshore properties purchased as required by the loan agreement and valued at $130,000 which was recorded as deferred financing cost and amortized. As of March 31, 2001, no warrants have been exercised. The loan is collateralized by the Company's oil and gas properties acquired with the loan proceeds.

      B. On October 25, 2000, the Company borrowed $3,000,000 at prime plus 3%, secured by the acquired interests in the Eland and Stadium fields in Stark County, North Dakota, from US Bank National Association (US Bank). On February 28, 2001, the Company increased its existing loan with US Bank to $5,300,000. The loan matures on August 31, 2003 and is collateralized by certain oil and gas properties. The Company is required to make monthly payments in the amount of 90% of the net revenue from the oil and gas properties collateralizing the loan. The Company has a contract to sell 6,000 barrels of oil per month at $27.31 per barrel through February 28, 2002.

      C. On January 22, 2001, the Company borrowed $1,600,000 at 15% per annum from an unrelated entity, which was personally guaranteed by two officers of the Company. The proceeds were used to acquire the property from Saga. The loan is collateralized by the Company's oil and gas properties acquired with the loan proceeds and subsequent to the quarter ended March 31, 2001, the balance has been paid in full.

      D. On July 30, 1999, the Company borrowed $2,000,000 at 18% per annum from an unrelated entity which was personally guaranteed by two of the officers of the Company. The Company paid a 2% origination fee to the lender. As consideration for the guarantee of the Company indebtedness, the Company entered into an agreement with two of its officers, under which a 1% overriding royalty interest in the properties acquired with the proceeds of the loan (proportionately reduced to the Company's interest in each property)
was assigned to each of the officers.   The estimated fair value of each
overriding royalty interest of $125,000 was recorded as a deferred financing cost. During the quarter ended September 30, 2000, the Company paid off the loan and expensed the unamortized costs.

      E. On May 24, 1999, the Company borrowed $1,000,000 at 18% per annum from the Company's officers, related party, maturing on June 1, 2001 upon the same terms under which they borrowed these funds from an unrelated lender.
The Company agreed to make monthly payments of interest only for the first six months and then monthly principal and interest payments of 429,375 through June 1, 2001 with the remaining principal amount payable at the maturity date. The loan was paid in full during fiscal 1999.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


      On September 29, 2000, the Company borrowed $1,463,532 at 15% per annum from an unrelated entity, which was personally guaranteed by two officers of the Company and matured on March 1, 2001. The proceeds were used to acquire the West Delta Block 52 Unit, a producing property in Plaquemines Parish, Louisiana. This note has been paid in full.

      On September 29, 2000, the Company borrowed $500,000 at 10% per annum from an unrelated entity and matured on January 3, 2001. On December 18, 2001, the note and accrued interest of $10,959 was converted into 200,000 shares of the Company's restricted common stock.

      On November 1, 1999, the Company borrowed approximately $2,800,000 at 18% per annum from an unrelated entity maturing on January 31, 2000, which was personally guaranteed by two officers of the Company. The loan proceeds were used to purchase the 11 producing wells and associated acreage in New Mexico and Texas. On December 1, 1999, the Company paid the loan in full. The Company also paid a 1% origination fee to the lender. As consideration for the guarantee of the Company indebtedness, the Company agreed to assign a 1% overriding royalty interest to each officer in the properties acquired with the proceeds of the loan (proportionately reduced to the interest acquired in each property). The estimated fair value o each overriding royalty interest of $37,500 was recorded as a deferred financing cost. Each officer earned $10,000 for their 1% overriding royalty interest during fiscal 2000.

(5)  Stockholders' Equity

     Preferred Stock

     The Company has 3,000,000 shares of preferred stock authorized, par value $.10 per share, issuable from time to time in one or more series. As of March 31, 2000, June 30, 2000 and 1999, no preferred stock was issued.

     Common Stock

     On July 8, 1998, the Company completed a sale of 2,000 shares of its common stock to an unrelated individual for net proceeds to Delta of $6,475 at a price of $3.24 per share. This transaction was recorded at the estimated fair value of the common stock issued, which was based on the quoted market price of the stock at the time of issuance.

     On October 12, 1998, the Company issued 250,000 shares of its common stock, at a price of $1.63 per share, and 500,000 options to purchase its common stock at various exercise prices ranging from $3.50 to $5.00 per share to the shareholders of an unrelated entity in exchange for two licenses for exploration with the government of Kazakhstan. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance. The options were valued at $216,670 based on the estimated fair value of the options issued and recorded $623,920 as undeveloped oil and gas properties.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     On December 1, 1998, the Company issued 10,000 shares of its common stock valued at $15,750, at a price of $1.75 per share, to an unrelated entity for public relation services and expensed. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance.

     On January 1, 1999, the Company completed a sale of 194,444 shares, of its common stock to Evergreen, another oil and gas company, for net proceeds to us of $350,000.

     During fiscal 1999, the Company issued 300,000 shares of its common stock, at a price of $2.05 per share, to Whiting, an unrelated entity, along with a $1,000,000 deposit to acquire a portion of Whiting's interest in the Point Arguello Unit, its three platforms (Hidalgo, Harvest, and Hermosa), along with Whiting's interest in the adjacent undeveloped Rocky Point Unit. (See Item 2. Descriptions of Properties.) The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On December 8, 1999, the Company completed a sale of 428,000 shares of its common stock, at a price of $1.75 per share, to Bank Leu AG, for $749,000. The Company paid a commission of $75,000 recorded as an adjustment to equity. In addition, the Company granted warrants to purchase 250,000 shares of its common stock at prices ranging from $2.00 to $4.00 per share for six to twelve months from the effective date of a registration covering the underlying warrants to an unrelated entity. The warrants were valued at $95,481 which was a 10% discount to market, based on quoted market price of the stock at the time of issuance. The warrants were accounted for as an adjustment to stockholders' equity.

     On December 16, 1999, the Company issued 15,000 shares of its restricted common stock, at a price of $2.14 per share and valued at $32,063, to an unrelated company as a commission for their involvement with establishing a credit facility for our Point Arguello Unit purchase recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on quoted market price on the date the commission was earned.

     On January 4, 2000, the Company completed a sale of 175,000 shares of its common stock, at a price of $2.00 per share, to Evergreen, another oil and gas company, for net proceeds to us of $350,000. See note 9, Transactions with Other Stockholders.

     On January 5, 2000, the Company issued 60,000 shares of its restricted common stock, at a price of $2.14 per share and valued at $128,250, to an unrelated company as a commission for their involvement with establishing a credit facility for our Point Arguello Unit purchase which was recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on quoted market price on the date the commission was earned.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)

     On June 1, 2000, the Company issued 90,000 shares of its common stock, at a price of $3.04 per share and valued at $273,375, to Whiting as a deposit to acquire certain interest in producing properties in Stark County, North Dakota. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     During fiscal 2000, the Company issued 215,000 shares of its common stock, at a price of $2.56 per share and valued at $549,563, to an unrelated entity as a commission for their involvement with the Point Arguello Unit and New Mexico acquisitions completed in fiscal 2000. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On July 5, 2000, the Company completed a sale of 258,621 shares of its common stock, at a price of $2.90 per share, to Bank Leu AG for $750,000. The Company paid a commission of $75,000 and options to purchase 100,000 shares of the Company's common stock at $2.50 per share and 100,000 shares at $3.00 per share for one year with a value of approximately $307,000. The commission paid was recorded as an adjustment to equity.

     On July 31, 2000, the Company paid an aggregate of 30,000 shares of its restricted common stock, at a price of $3.38 per share and valued at $116,451, to the shareholders of Saga Petroleum Corporation ("Saga")(Brent J. Morse, Morse Family Security Trust, and J. Charles Farmer) for an option to purchase certain properties owned by Saga and its affiliates. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On August 3, 2000, the Company issued 21,875 shares of its restricted common stock, at a price of $3,38 per share and valued at $73,828, to CEC Inc. in exchange for an option to purchase certain properties owned by CEC Inc. and its partners. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Company committed to the transaction and recorded in oil and gas properties.

     On September 7, 2000, the Company issued 103,423 shares of its restricted common stock, at a price of $4.95 per share and valued at $511,944, to shareholders of Saga Petroleum Corporation in exchange for an option to purchase certain properties under a Purchase and Sale Agreement (see Form 8-K dated September 7, 2000). The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On September 29, 2000, the Company issued 487,844 shares of its restricted common stock, at a price of $3.38 per share and valued at $1,646,474, to Castle Offshore LLC, a subsidiary of Castle Energy Corporation and BWAB Limited Liability Company, as partial payment for properties in Louisiana. The common stock issued was recorded at a 10% discount to market,

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


which was based on the quoted market price of the stock at the time the Company committed to the transaction and is recorded in oil and gas properties.

     On September 30, 2000, the Company issued 289,583 shares of its restricted common stock, at a price of $4.61 per share and valued at $1,335,702, to Saga Petroleum Corporation ("SAGA") and its affiliates as part of a deposit on the purchase of properties in West Texas and Southeastern New Mexico. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance.

     During the quarter ended September 30, 2000 the Company issued 100,000 shares of its restricted common stock at a price of $4.50 per share at a value of $450,000 to an unrelated individual as a commission for their involvement with the North Dakota properties acquisition. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Commission was earned and is recorded in oil and gas properties.

      On October 11, 2000, the Company issued 138,461 shares of our restricted common stock to Giuseppe Quirici, Globemedia AG and Quadrafin AG for $450,000. The Company paid $45,000 to an unrelated individual and entity for their efforts and consultation related to the transaction.

      On January 3, 2001, the Company entered into an agreement with Evergreen Resources, Inc. ("Evergreen"), also a shareholder, whereby Evergreen acquired 116,667 shares of the Company's common stock and an option to acquire an interest in three undeveloped Offshore Santa Barbara, California properties until September 30, 2001. Upon exercise, Evergreen must transfer the 116,667 shares of the Company's common stock back to the Company and would be responsible for 100% of all future minimum payments underlying the properties in which the interest is acquired.

      On January 12, 2001, the Company issued 490,000 shares of its restricted common stock to an unrelated entity for $1,102,500. The Company paid a cash commission of $110,250 to an unrelated individual and issued options to purchase 100,000 shares of the Company's common stock at $3.25 per share to an unrelated company for their efforts in connection with the sale. The options were valued at approximately $200,000. Both the commission and the value of the options have been recorded as an adjustment to equity.

      On July 21, 2000, the Company entered into an investment agreement with Swartz Private Equity, LLC ("Swartz") and issued Swartz a warrant to purchase 500,000 shares of common stock exercisable at $3.00 per share until May 31, 2005. A warrant to purchase 150,000 shares of the Company's common stock at $3.00 per share for five years was also issued to another unrelated company. In the aggregate, the Company issued options to Swartz and the other unrelated company valued at $1,435,797 as consideration for the firm underwriting commitment of Swartz and related services to be rendered are recorded in additional paid in capital. The options were valued at market based on the quoted market price at the time of issuance.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     The investment agreement entitles the Company to issue and sell ("Put") up to $20 million of its common stock to Swartz, subject to a formula based on the Company's stock price and trading volume over a three year period following the effective date of a registration statement covering the resale of the shares to the public. Under the terms of this investment agreement the Company is not obligated to sell to Swartz all of the common stock and additional warrants referenced in the agreement nor does the Company intend to sell shares and warrants to the entity unless it is beneficial to the Company.

     To exercise a Put, the Company must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the investment agreement. Swartz will pay the Company the lesser of the market price for each share minus $0.25, or 91% of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date the Company exercises a Put is used to determine the purchase price Swartz will pay and the number of shares the Company will issue in return.

     If the Company does not Put at least $2,000,000 worth of common stock to Swartz during each one year period following the effective date of the Investment Agreement, it must pay Swartz an annual non-usage fee. This fee equals the difference between $200,000 and 10% of the value of the shares of common stock the Company Puts to Swartz during the one year period. The fee is due and payable on the last business day of each one year period. Each annual non-usage fee is payable to Swartz, in cash, within five (5) business days of the date it accrued. The Company is not required to pay the annual non-usage fee to Swartz in years it has met the Put requirements. The Company is also not required to deliver the non-usage fee payment until Swartz has paid it for all Puts that are due. If the investment agreement is terminated, the Company must pay Swartz the greater of (i) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all Puts to date. The Company may terminate its right to initiate further Puts or terminate the investment agreement at any time by providing Swartz with written notice of the Company's intention to terminate. However, any termination will not affect any other rights or obligations the Company has concerning the investment agreement or any related agreement.

     The Company cannot determine the exact number of shares of its common stock issuable under the investment agreement and the resulting dilution to the Company's existing shareholders, which will vary with the extent to which the Company utilizes the investment agreement, the market price of its common stock and exercise of the related warrants. The investment agreement provides that the Company cannot issue shares of common stock that would exceed 20% of the outstanding stock on the date of a Put unless and until the Company obtains shareholder approval of the issuance of common stock. We will seek the required shareholder approval under the investment agreement and under NASDAQ rules.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     The Company received proceeds from the exercise of options to purchase shares of its common stock of $994,174 during the nine months ended March 31, 2001 and $1,377,536 during the year ended June 30, 2000. These proceeds were obtained from the exercise of 206,500 options to purchase shares of its common stock for an aggregate of $641,250 by persons or entities not affiliated with us and the exercise of 435,295 options to purchase shares of its common stock for an aggregate of $352,924 by our employees during the nine months ended March 31, 2001. The Company received proceeds from the exercise of 657,000 options to purchase shares of its common stock for an aggregate of $1,255,000 by persons or entities not affiliated with us and the exercise of 391,777 options to purchase shares of its common stock for an aggregate of $122,536 by our employees during the year ended June 30, 2000.

     The Company received proceeds from the exercise of 120,000 options to purchase shares of its common stock for an aggregate of $160,000 by persons or entities not affiliated with the Company during the year ended June 30, 1999.

     Non-Qualified Stock Options - Directors and Employees

     Under its 1993 Incentive Plan (the "Incentive Plan") the Company has reserved the greater of 500,000 shares of common stock or 20% of the issued and outstanding shares of common stock of the Company on a fully diluted basis. Incentive awards under the Incentive Plan may include non-qualified or incentive stock options, limited appreciation rights, tandem stock appreciation rights, phantom stock, stock bonuses or cash bonuses. Options issued to date have been non- qualified stock options as defined in the Incentive Plan.

     A summary of the Plan's stock option activity and related information for the years ended June 30, 2000 and 1999 are as follows:

                                       2000                    1999
                                 Weighted-Average         Weighted-Average
                                            Exercise                  Exercise
                                  Options    Price       Options       Price

Outstanding-beginning of year   1,640,163   $1.05        1,162,977    $2.25
   Granted                        387,500    1.60          477,186     1.43
   Exercised                     (391,777)   (.29)               -        -
   Repriced                             -       -        2,110,954      .68
   Returned for repricing               -       -       (2,110,954    (1.47)
   Outstanding-end of year      1,635,886   $1.36        1,640,163    $1.05
   Exercisable at end of year   1,510,886    $.95        1,385,163    $2.32

     The Company issued or repriced options to employees at or below market. Accordingly, the Company recorded stock option expense in the amount of $91,851 and $1,984,615 to employees for the years ended June 30, 2000 and 1999, respectively.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     Exercise prices for options outstanding under the plan as of June 30, 2000 ranged from $0.05 to $9.75 per share. All options are fully vested at June 30, 2000. The weighted-average remaining contractual life of those options is 8.14 years. A summary of the outstanding and exercisable options at June 30, 2000, segregated by exercise price ranges, is as follows:

                                   Weighted-Average
                        Weighted-     Remaining                   Weighted-
Exercise                 Average     Contractual                   Average
Price         Options    Exercise       Life        Exercisable    Exercise
Range       Outstanding   Price      (in years)      Options        Price

$0.05          769,736    $0.05        8.25           769,736       $0.05
$1.13-$3.25    701,150     1.78        8.64           701,150        1.78
$3.26-$9.75    165,000     5.72        5.50            40,000        3.58
             1,635,886    $1.36        8.14         1,510,886       $0.95

     Proforma information regarding net income (loss) and earnings (loss) per share is required by Statement of Financial Accounting Standards 123 which requires that the information be determined as if the Company has accounted for its employee stock options granted under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended June 30, 2000 and 1999, respectively, risk-free interest rate of 5.1% and 5.5%, dividend yields of 0% and 0%, volatility factors of the expected market price of the Company's common stock of 64.03% and 56.07% and a weighted-average expected life of the options of 6.15 and 6.6 years.

     The Company applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost is recognized for options granted at a price equal or greater to the fair market value of the common stock. Had compensation cost for the Company's stock-based compensation plan been determined using the fair value of the options at the grant date, the Company's net loss for the years ended June 30, 2000 and 1999 would have been as follows:

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)

                                                           June 30,
                                                  -------------------------
                                                     2000         1999
                                                  ----------   ------------

     Net Loss                                     $3,367,050   $2,998,755
     FAS 123 compensation effect                     132,770     (756,248)
                                                  ----------   ----------

     Net loss after  FAS 123 compensation effect  $3,499,820   $2,242,507
                                                  ==========   ==========

     Loss per common share                        $      .45   $      .38
                                                  ==========   ==========


     Non-Qualified Stock Options - Non-Employee

     A summary of the Plan's stock option and warrant activity and related information for the years ended June 30, 2000 and 1999 are as follows:

                                          2000                  1999
                                    Weighted-Average       Weighted-Average
                                               Exercise              Exercise
                                     Options    Price      Options     Price
Outstanding-beginning of year      1,194,500    $4.09      889,500     $5.36
  Granted                          1,090,000     2.99      525,000      3.86
  Exercised                         (657,000)   (1.92)    (120,000)    (1.32)
  Repriced                           350,000     1.93      250,000      2.35
  Returned for repricing            (350,000)   (3.48)    (250,000)    (4.97)
  Expired                            (65,000)   (2.00)    (100,000)    (8.50)
  Outstanding-end of year          1,562,500     3.33    1,194,500      4.09
  Exercisable at end of year       1,112,500     2.67      182,000      2.28


    The Company issued or repriced options to non-employees at or below market. Accordingly, the Company recorded stock option expense in the amount of $445,857 and $96,308 to non-employees for the years ended June 30, 2000 and 1999, respectively.

     Exercise prices for options outstanding under the plan as of June 30, 2000 ranged from $2.00 to $6.13 per share. All options are fully vested at June 30, 2000. The weighted-average remaining contractual life of those options is 2.39 years. A summary of the outstanding and exercisable options at June 30, 2000, segregated by exercise price ranges, is as follows:

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)

                                   Weighted-Average
                        Weighted-     Remaining                     Weighted-
Exercise                 Average     Contractual                     Average
Price         Options    Exercise       Life        Exercisable      Exercise
Range       Outstanding   Price      (in years)      Options          Price
$2.00-$3.50  1,112,500    $2.67        2.51         1,112,500         $2.67
$3.51-$6.13    450,000     4.96        2.08                 -             -
             1,562,500    $3.33        2.39         1,112,500         $2.67

(6) Employee Benefits

     The Company sponsors a qualified tax deferred savings plan in the form of a Savings Incentive Match Plan for Employees ("SIMPLE") IRA plan (the "Plan") available to companies with fewer than 100 employees. Under the Plan, the Company's employees may make annual salary reduction contributions of up to 3% of an employee's base salary up to a maximum of $6,000 (adjusted for inflation) on a pre-tax basis. The Company will make matching contributions on behalf of employees who meet certain eligibility requirements.

     During the nine months ended March 31, 2001 and 2000 the Company contributed $13,295 and $11,250, and for the years ended June 30, 2000 and 1999 the Company contributed $17,565 and $16,631, respectively under the Plan.

(7) Income Taxes

     At June 30, 2000 and 1999, the Company's significant deferred tax assets and liabilities are summarized as follows:

                                              2000          1999
       Deferred tax assets:
          Net operating loss
            carryforwards                $  9,591,000      8,163,000
          Allowance for doubtful
            accounts not deductible
            for tax purposes                   19,000         19,000
          Oil and gas properties,
            principally due to
            differences in basis and
            depreciation and depletion        555,000      1,058,000
          Gross deferred tax assets        10,165,000      9,240,000
          Less valuation allowance        (10,165,000)    (9,240,000)
       Net deferred tax asset            $          -    $         -


     No income tax benefit has been recorded for the years ended June 30, 2000 or 1999 since the benefit of the net operating loss carryforward and other net deferred tax assets arising in those periods has been offset by an increase in the valuation allowance for such net deferred tax assets.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     At June 30, 2000, the Company had net operating loss carryforwards for regular and alternative minimum tax purposes of approximately $25,240,000 and $24,630,000. If not utilized, the tax net operating loss carryforwards will expire during the period from 2000 through 2020. If not utilized, approximately $1.4 million of net operating losses will expire over the next five years. Net operating loss carryforwards attributable to Amber prior to 1993 of approximately $2,342,000, included in the above amounts are available only to offset future taxable income of Amber and are further limited to approximately $475,000 per year, determined on a cumulative basis.

(8) Related Party Transactions

    Transactions with Officers

     On January 3, 2000, the Company's Compensation Committee authorized the officers of the Company to purchase the Company's securities available for sale at the market closing price on that date. The Company's officers purchased 47,250 shares of the Company's securities available for sale for a cost of $237,668. Because the market price per share was below the Company's cost basis the Company recorded a loss on this transaction of $107,730.

     On December 30, 1999, the Company's Incentive Plan Committee granted the Chief Financial Officer 25,000 options to purchase the Company's common stock at $.01 per share. Stock option expense of $62,330 has been recorded based on the difference between the option price and the quoted market price on the date of grant.

     On May 20, 1999, the Company Incentive Plan Committee granted options to purchase 89,686 shares of the Company's common stock and repriced 980,477 options to purchase shares of the Company's common stock for the two officers of the Company at a price of $.05 per share under the Incentive Plan. Stock option expense of $1,960,704 has been recorded based on the difference between the option price and the quoted market price on the date of grant and repricing of the options.

    On January 6, 1999, the Company's Compensation Committee authorized two officers of the Company to purchase the Company's securities available for sale at the market closing price on that date not to exceed $105,000 per officer. The Company's Chief Executive Officer purchased 29,900 shares of the Company's securities available for sale for a cost of $89,668. Because the market price per share was below the Company's cost basis the Company recorded a loss on this transaction of $67,382.

     The Company's Board of Directors has granted each of our officers the right to participate in the drilling on the same terms as the Company in up to a five percent (5%) working interest in any well drilled, re-entered, completed or recompleted by us on our acreage (provided that any well to be re-entered or recompleted is not then producing economic quantities of hydrocarbons).

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     On February 12, 2001, our Board of Directors permitted Aleron H. Larson, Jr., our Chairman, Roger A. Parker, our President, and Kevin Nanke, our CFO, to purchase WORKING interests of 5% each for Messrs. Larson and Parker and 2-1/2% for Mr. Nanke in our Cedar State gas property located in Eddy County, New Mexico and in our Ponderosa Prospect consisting of approximately 52,000 gross acres in Harding and Butte Counties, South Dakota held for exploration. These officers were authorized to purchase these interests on or before March 1, 2001 at a purchase price equivalent to the amounts paid by Delta for each property as reflected upon our books by delivering to us shares of Delta common stock at the February 12, 2001 closing price of $5.125 per share. Messrs. Larson and Parker each delivered 31,310 shares and Mr. Nanke delivered
15,655 shares in exchange for their interests in these properties.   Also on
February 12, 2001, we granted Messrs. Larson and Parker and Mr. Nanke the right to participate in the drilling of the Austin State #1 well in Eddy County, New Mexico by committing on February 12, 2001 (prior to any bore hole knowledge or information relating to the objective zone or zones) to pay 5% each for Messrs. Larson and Parker and 2-1/2% for Mr. Nanke of Delta's working interest costs of drilling and completion or abandonment costs which costs may be paid in either cash or in Delta common stock at $5.125 per share. All of these officers committed to participate in the well and will be assigned their respective working interests in the well and associated spacing unit after they have paid for the interests as required.

     Accounts Receivable Related Parties

     At March 31, 2001, the Company had $183,442 of receivables from related parties (including affiliated companies) primarily for drilling costs, and lease operating expense on wells owned by the related parties and operated by the Company. The amounts are due on open account and are non-interest bearing.

     Transactions with Directors

     Under the Company's 1993 Incentive Plan, as amended, the Company grants on an annual basis, to each nonemployee director, at the nonemployee director's election, either: 1) an option for 10,000 shares of common stock; or 2) 5,000 shares of the Company's common stock. The options are granted at an exercise price equal to 50% of the average market price for the year in which the services are performed. The Company recognized stock option expense of $34,849 and $20,863 for the nine months ended March 31, 2001 and 2000 and of $29,521 and $23,911 for the years ended June 30, 2000 and 1999, respectively.

     Transactions with Other Stockholders

     On December 17, 1998, the Company amended its Purchase and Sale Agreement to acquire an additional undeveloped 1.53% working interest in the Gato Canyon unit, an additional 2.83% working interest in the Port Sal unit and an additional 12.67% working interest in the Lion Rock unit of the offshore Santa Barbara, California, federal oil and gas units, with Ogle dated January 3, 1995. As a result of this amended agreement, at the time of each minimum

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


annual payment the Company will be assigned an interest in three undeveloped offshore Santa Barbara, California, federal oil and gas units proportionate to the total $8,000,000 production payment. Accordingly, the annual $350,000 minimum payment has been recorded as an addition to undeveloped offshore California properties. In addition, under this agreement, the Company extended and repriced a previously issued warrant to purchase 100,000 shares of the Company's common stock. The $60,000 fair value placed on the extension and repricing of this warrant was recorded as an addition to undeveloped offshore California properties. Prior to fiscal 1999, the minimum royalty payment was expensed in accordance with the purchase and sale agreement with Ogle dated January 3, 1995 and recorded as a minimum royalty payment and expensed. As of June 30, 2000, the Company has paid a total of $1,900,000 in minimum royalty payments and is to pay a minimum of $350,000 annually until the earlier of: 1) when the production payments accumulate to the $8,000,000 purchase price; 2) when 80% of the ultimate reserves of any lease have been produced; or 3) 30 years from the date of the purchase. On December 30, 1999, the Company entered into an agreement with Ogle amending the Purchase and Sale Agreement between them dated January 3, 1995 to provide for and clarify the sharing of any compensation which the Company might receive in any form as consideration for any agreement, settlement, regulatory action or other arrangement with or by any governmental unit or other party precluding the further development of the properties acquired by the Company.

     On January 3, 2001, the Company granted an option to acquire 50% of the above mentioned undeveloped proved property to Evergreen Resources, Inc. ("Evergreen"), also a shareholder, until September 30, 2001. Upon exercise, Evergreen must transfer 116,667 shares of Delta's common stock back to the Company and is responsible for all future cash payments of the Company to Ogle of $6,100,000. The value on our books of the interest subject to the option is $550,000. Evergreen has had this option for three consecutive years. To date, Evergreen has not exercised its option.

     The Company has a month to month consulting agreement with Messrs. Burdette A. Ogle and Ronald Heck (collectively "Ogle") which provides for a monthly fee of $10,000.

(9) Earnings Per Share

     The following table sets forth the computation of basic and diluted earnings per share:

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


                                               Nine Months Ended             Years Ended
                                                    March 31,                  June 30,
                                                2001         2000         2000          1999
                                            -----------   ----------   -----------   -----------

Numerator:
  Numerator for basic and diluted
    earnings per share - income available
    to common stockholders                  $   893,453  $(2,488,384)  $(3,367,050)  $(2,998,759)
                                            -----------  -----------   -----------   -----------
Denominator:
  Denominator for basic earnings
    per share-weighted average shares
    outstanding                              10,049,344    7,011,750     7,271,336     5,854,758

  Effect of dilutive securities-
    stock options and warrants                1,736,355            *             *             *
                                            -----------  -----------   -----------   -----------
Denominator for diluted
  earnings per common shares                 11,785,699    7,011,750     7,271,336     5,854,758
                                            ===========  ===========   ===========   ===========

Basic earnings per common share             $       .09         (.35)         (.46)         (.51)
                                            ===========  ===========   ===========   ===========

Diluted earnings per common share           $       .08         (.35)         (.46)         (.51)
                                            ===========  ===========   ===========   ===========

*Potentially dilutive securities outstanding were anti-dilutive.


(10) Commitments

     The Company rents an office in Denver under an operating lease which expires in April 2002. Rent expense, net of sublease rental income, for the nine months ended March 31, 2001 and 2000 was approximately $66,000 and $48,000 and for the years ended June 30, 2000 and 1999 was approximately $60,000 and $53,000, respectively. Future minimum payments under noncancelable operating leases are as follows:

               2001                87,106
               2002                94,840
               2003                12,504
               2004                 8,336

     As a condition of the October 25, 2000 loan (note 5), the Company entered into a contract with Enron North America Corp. to sell 6,000 barrels per month of the production from these properties at an equivalent well head price of approximately $27.31 per barrel through February 28, 2002.

(11) Disclosures About Capitalized Costs, Cost Incurred and Major Customers

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     Capitalized costs related to oil and gas producing activities are as follows:

                                     March 31,     June 30,     June 30,
                                       2001          2000         1999

Undeveloped offshore
 California properties            $10,590,810    10,809,310     7,369,830
Undeveloped onshore
 domestic properties                1,778,529       451,795       506,363
Undeveloped foreign properties        623,920       623,920       623,920
Developed Offshore California
 Properties                         4,256,939     3,285,867             -
Developed offshore Louisiana
 properties                         2,899,771             -             -
Developed onshore domestic
 properties                        11,856,984     5,154,295     2,231,187
                                  -----------    ----------    ----------
                                   31,383,033    20,325,187    10,731,300
Accumulated depreciation
  and depletion                    (4,010,611)   (2,457,480)   (1,571,705)
                                  -----------    ----------    ----------
                                   27,372,422    17,867,707    $9,159,595
                                  ===========    ==========    ==========


    Cost incurred in oil and gas producing activities are as follows:

                                        March 31,                                   June 30,
                      -------------------------------------------  --------------------------------------------
                             2001                   2000                   2000                   1999
                      Onshore   Offshore     Onshore    Offshore   Onshore     Offshore    Onshore     Offshore

Unproved property
  acquisition costs  $1,326,734  $  291,500  $      -   $1,739,480 $        -  $3,439,480  $1,033,920  $    -
Proved property
  acquisition costs   6,528,056   2,826,683   2,738,363  4,263,687  2,755,658   2,607,490      16,518       -
Development costs       174,633     534,160     129,716    283,724    112,882     678,377     140,550       -
Exploration costs        30,438      18,421      11,841     25,654     32,533      14,197      74,670       -

                     $8,059,861  $3,670,764  $2,879,920 $6,312,545 $2,901,073  $6,739,544  $1,265,658  $    -

Transferred amounts
  from undeveloped
  to developed
  properties         $        -  $  510,000  $   29,561 $        - $   54,953  $        -  $        -  $    -




DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     A summary of the results of operations for oil and gas producing activities, excluding general and administrative cost, is as follows:

                                       March 31,                                   June 30,
                      -------------------------------------------   -------------------------------------------
                             2001                   2000                  2000                   1999
                      Onshore    Offshore    Onshore    Offshore    Onshore     Offshore    Onshore    Offshore

Revenue:
  Oil and gas
    revenues         $4,882,570  $4,469,342  $ 825,431  $1,026,704  $1,198,334  $2,157,449  $  557,503  $    -

Expenses:
 Lease operating        601,169   3,181,299    258,203   1,105,647     345,744   2,059,725     209,438       -
 Depletion              946,773     598,219    245,247     135,300     324,849     560,926     229,292       -
 Exploration             30,438      18,421     11,841      15,654      32,533      14,197      74,670       -
 Abandonment and
  impaired
  properties                  -           -          -           -           -           -     273,041       -
 Dry hole costs          90,391           -          -           -           -           -     226,084       -
 Results of
  operations of oil
  and gas producing
  activities         $3,213,799  $ 671,403  $  310,140  $ (239,897) $  495,208  $ (477,399) $ (455,022) $    -


    Statement of Financial Accounting Standards 131 "Disclosures about segments of an enterprises and Related Information" (SFAS 131) establishes standards for reporting information about operating segments in annual and interim financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company manages its business through one operating segment.

    The Company's sales of oil and gas to individual customers which exceeded 10% of the Company's total oil and gas sales for the years ended June 30, 2000 and 1999 were:

                          2000                 1999

           A               71%                   -%
           B               13%                   -%
           C                7%                  38%
           D                -%                  17%

(12)  Information Regarding Proved Oil and Gas Reserves (Unaudited)

     Proved Oil and Gas Reserves. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     (i) Reservoirs are considered proved if economic producability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     (iii) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in underlaid prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

     Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

    Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     A summary of changes in estimated quantities of proved reserves for the years ended June 30, 2000 and 1999 are as follows:

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)

                                               Onshore                           Offshore
                                       GAS               OIL              GAS                OIL
                                      (MCF)             (BBLS)           (MCF)             (BBLS)

Balance at July 1, 1998             9,433,111            147,441               -                  -

 Revisions of quantity estimates   (3,751,139)             5,360               -                  -
 Sales of properties               (1,600,440)            (4,316)              -                  -
 Production                          (254,291)            (5,574)              -                  -

Balance at June 30, 1999            3,827,241            142,911               -                  -

 Revisions of quantity estimates      448,290              9,890               -                  -
 Purchase of properties             3,166,210            107,136               -          1,771,162
 Production                          (362,051)            (9,620)              -           (186,989)

Balance at June 30, 2000            7,079,690            250,317               -          1,584,173

Proved developed reserves:
   June 30, 1998                    3,905,228             22,273               -                  -
   June 30, 1999                    2,289,024             13,140               -                  -
   June 30, 2000                    5,672,425            119,849               -            908,379

     Future net cash flows presented below are computed using year-end prices and costs.

     Future corporate overhead expenses and interest expense have not been included.

                                            Onshore           Offshore           Combined

  June 30, 1999

  Future cash inflows                    $ 10,147,136                  -         10,147,136
  Future costs:
     Production                             3,353,561                  -          3,353,561
     Development                            1,287,211                  -          1,287,211
     Income taxes                                   -                  -                 -

  Future net cash flows                     5,506,364                  -          5,506,364

   10% discount factor                      2,154,142                  -          2,154,142

  Standardized measure of
        discounted future
        net cash flows                   $  3,352,222                  -         $3,352,222

  June 30, 2000

  Future cash inflows                    $ 30,760,012         36,820,392         67,580,404
  Future costs:
     Production                             7,712,896         12,026,623         19,739,519
     Development                            1,584,211          3,308,693          4,892,904
     Income taxes                                   -                  -                 -

  Future net cash flows                    21,462,905         21,485,076         42,947,981

   10% discount factor                     10,426,754          5,394,473         15,821,227

  Standardized measure of discounted
       future net cash flows             $ 11,036,151        $16,090,603        $27,126,754



  Estimated future development cost
   anticipated for fiscal 2000 and 2001  $  1,400,000        $ 3,300,000        $ 4,700,000

                                    F-35


DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
March 31, 2001, June 30, 2000 and 1999
(Information as of and for nine months ended March 31, 2001 and 2000 is unaudited)


     The principal sources of changes in the standardized measure of discounted net cash flows during the years ended June 30, 2000 and 1999 are as follows:

                                               2000               1999

Beginning of year                         $  3,352,222          6,562,642

Sales of oil and gas produced during the
    period, net of production costs           (950,314)          (348,065)
Purchase of reserves in place               21,678,174                  -
Net change in prices and production costs    2,079,837           (376,526)
Changes in estimated future development
    costs                                      218,148            891,498
Extensions, discoveries and improved
    recovery                                         -                  -
Revisions of previous quantity estimates,
    estimated timing of development and
    other                                      335,465         (2,636,107)
Previously estimated development costs
    during the period                           78,000             78,000
Sales of reserves in place                           -         (1,475,484)
Accretion of discount                          335,222            656,264

End of year                               $ 27,126,754         $3,352,222




(13)  Subsequent Event

     On April 13, 2001, the Company sold 100% of its working interest in the West Delta Block 52 Unit, located in Plaquemines Parish, Louisiana for $3,500,000. As a result of the sale, the Company expects to record a gain on the sale of approximately $500,000.

                         INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
WHITING PETROLEUM CORPORATION

     We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the New Mexico Properties") of Whiting Petroleum Corporation ("Whiting") acquired by Delta Petroleum Corporation for each of the years in the two-year period ended June 30, 1999. This financial statement is the responsibility of Whiting's management. Our responsibility is to express an opinion on this financial statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statement of oil and gas revenue and direct lease operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented as management of the New Mexico Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the New Mexico Properties.

     In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above presents fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the New Mexico Properties for each of the years in the two-year period ended June 30, 1999, in conformity with generally accepted accounting principles.





                                        /s/ KPMG LLP
                                        KPMG LLP


Denver, Colorado
December 29, 1999

                          NEW MEXICO PROPERTIES
                     STATEMENT OF OIL AND GAS REVENUE
                   AND DIRECT LEASE OPERATING EXPENSES


                                   Three months
                                      Ended
                                   September 30,     Years Ended June 30,
                                      1999            1999          1998
                                      ----            ----          ----
                                   (Unaudited)
Operating Revenue:
   Sales of condensate               $ 47,689        124,083       165,555
   Sales of natural gas               207,243        648,583       675,536
                                     --------        -------       -------

Total Operating Revenue               254,932        772,621       841,091
Direct Lease Operating Expenses        66,339        250,373       221,593
                                     --------        -------       -------

Net Operating Revenue                $188,593        522,248       619,498
                                     ========        =======       =======



































        See accompanying notes to financial statements.

               NOTES TO NEW MEXICO PROPERTIES STATEMENT OF
        OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES
          FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED
                             JUNE 30, 1999

1)   PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statement presents the revenues and direct lease operating expenses of certain oil and gas properties of Whiting Petroleum Corporation (the "New Mexico Properties") for each of the years in the two-year period ended June 30, 1999. On November 1, 1999, the Company purchased interests in 10 operated wells in Eddy County, New Mexico with an average working interest of 75% and 1 non-operated well in Matagorda County, Texas with a working interest of 39.5% for a purchase price of $2,879,850 financed through borrowings from an unrelated entity at an interest rate of 18% per annum. These properties are subject to an agreement whereby Delta Petroleum Corporation's purchase is effective July 1, 1999.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the New Mexico Properties was prepared to comply with certain rules and regulations of the Securities and Exchange Commission. Full historical financial statements including general and administrative expenses and other indirect expenses, have not been presented as management of the New Mexico Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the New Mexico Properties.

     Oil and gas activities follow the successful efforts method of accounting. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the property as well as production taxes and monthly administrative overhead costs.

2)   SUPPLEMENTAL FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

       A)   ESTIMATED PROVED OIL AND GAS RESERVES

            Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

            An estimate of proved developed future net recoverable oil and gas reserves of the Whiting Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the New Mexico Properties are not significant.

                                               Oil and        Natural
                                              Condensate        Gas
                                                (Bbls)         (Mcf)
                                              ----------     ---------

       Balance at July 1, 1997                  107,847      3,752,496
       Production                               (10,129)      (286,248)
       Effect of changes in prices and other      1,190         71,163
                                                -------      ---------
       Balance at June 30, 1998                  98,908      3,537,411
         Production                              (9,698)      (305,944)
         Effect of changes in prices and other    4,046        145,563
                                                -------      ---------
       Balance at June 30, 1999                  93,256      3,377,030
                                                =======      =========

       B)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

            The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

            Future oil and gas sales and production costs have been estimated using prices and costs in effect at the end of the years indicated.
       Future income tax expenses have not been considered, as the properties are not a tax paying entity. Future general and administrative and interest expenses have also not been considered.

            Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves. The standardized measure of discounted future net cash flows as of June 30, 1999 and 1998 is as follows:

                                                     1999        1998
                                                     ----        ----

        Future oil and gas sales                  $9,911,271    8,635,254
        Future production costs                   (4,176,027)  (3,999,310)
                                                  ----------   ----------

        Future net revenue                         5,735,244    4,635,944
        10% annual discount for estimated
           timing of cash flows                   (2,622,202)  (2,047,660)
                                                  ----------   ----------
        Standardized measure of discounted
           Future net cash flows                  $3,113,042    2,588,284
                                                  ==========   ==========

            No income taxes have been reflected due to available net operating loss carry forwards of Delta Petroleum Corporation.


       C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

            An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last two years is as follows:

                                                     1999        1998
                                                     ----        ----

           Beginning of year                      $2,588,284   2,526,799
           Changes resulting from:
             Sales of oil and gas, net of
                Production costs                    (522,248)   (619,498)
             Changes in prices and other             788,178     428,303
             Accretion of discount                   258,828     252,680
                                                  ----------   ---------
           End of year                            $3,113,042   2,588,284
                                                  ==========   =========

                      INDEPENDENT AUDITORS' REPORT


The Board of Directors
Whiting Petroleum Corporation

     We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the Point Arguello Properties") of Whiting Petroleum Corporation ("Whiting") acquired by Delta Petroleum Corporation for the year ended June 30, 1999 and the nine month period ended June 30, 1998. This financial statement is the responsibility of Whiting's management. Our responsibility is to express an opinion on this financial statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statement of oil and gas revenue and direct lease operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented as management of the Point Arguello Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Point Arguello Properties.

     In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above presents fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the Point Arguello Properties for the year ended June 30, 1999 and the nine month period ended June 30, 1998, in conformity with generally accepted accounting principles.





                                        /s/ KPMG LLP
                                        KPMG LLP


Denver, Colorado
February 7, 2000

                         POINT ARGUELLO PROPERTIES
                     STATEMENT OF OIL AND GAS REVENUE
                    AND DIRECT LEASE OPERATING EXPENSES

                                    Three                        Nine
                                    Months          Year        Months
                                     Ended          Ended        Ended
                                  September 30,    June 30,     June 30,
                                      1999           1999         1998
                                      ----           ----         ----
                                   (unaudited)

Operating Revenue
   Sales of condensate               $903,646      3,084,165    3,174,108

Direct Lease Operating Expenses       800,776      3,341,406    4,681,593
                                     --------      ---------   ----------

Net Operating Revenue (loss)         $102,870       (257,241)  (1,507,485)
                                     ========      =========   ==========























             See accompanying notes to financial statements.

                NOTES TO POINT ARGUELLO PROPERTIES STATEMENT OF
           OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES FOR THE YEAR ENDED JUNE 30, 1999 AND THE NINE MONTHS ENDED
                                JUNE 30, 1998

1)   PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statement presents the revenues and direct lease operating expenses of certain oil and gas properties of Whiting Petroleum Corporation (the "Point Arguello Properties") for the year ended June 30, 1999 and the nine months ended June 30, 1998. On December 1, 1999, the Company purchased a 6.07% working interest in the offshore California Point Arguello Unit, with its three producing platforms and related facilities, and a 75% leasehold interest in the adjacent undeveloped Rocky Point Unit for a purchase price of $6,758,500, consisting of $5,625,000 in cash and 500,000 shares of the Company's restricted common stock with a fair market value of $1,133,550. The acquisition was financed through a borrowing from an unrelated entity at an interest rate of prime plus 1.5% per annum and the issuance of 250,000 options to purchase the Company's common stock at $2.00 per share.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the Point Arguello Properties was prepared to comply with certain rules and regulations of the Securities and Exchange Commission. Full historical financial statements including general and administrative expenses, depreciation and amortization and other indirect expenses, have not been presented as management of the Point Arguello Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Point Arguello Properties. Accordingly these financial statements are not indicative of the operating results, subsequent to the acquisition.

     Oil and gas activities follow the successful efforts method of accounting. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     Direct operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, in the property and distributing products produced by the property as well as production taxes and monthly administrative overhead costs.

2)   SUPPLEMENTAL FINANCIAL DATA-OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

     A) ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     (iii) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in underlaid prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

     Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     An estimate of proved future net recoverable oil and gas reserves of the Point Arguello Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions.

                                                             Oil and
                                                            Condensate
                                                              (Bbls)
                                                              ------
               Balance at October 1, 1997                            -
               Production                                     (396,134)
               Reserves equal to production                    396,134
                                                             ---------
               Balance at June 30, 1998                              -
               Production                                     (412,002)
               Reserves due to change in price               2,135,945
                                                             ---------
               Balance at June 30, 1999                      1,723,943
                                                             =========
               Proved developed:
               October 1, 1997                                       -
               June 30, 1998                                         -
               June 30, 1999                                   796,821

     B)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, as the properties are not a tax paying entity. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves. The standardized measure of discounted future net cash flows as of June 30, 1999 is as follows:

                                                               1999
                                                               ----

        Future oil and gas sales                            $19,842,595
        Future production costs                             (13,330,199)
                                                            -----------
        Future net revenue                                    6,512,396
        10% annual discount for estimated
          timing of cash flows                               (1,479,049)
                                                            -----------
        Standardized measure of discounted
          future net cash flows                             $ 5,033,347
                                                            -----------

     As of June 30, 1998 the standardized measure of discounted future net cash flows was zero due to the oil and gas prices prevailing at July 1, 1998.

     C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last year is as follows:

                                                                1999
                                                                ----
           Beginning of year                                 $        -
           Changes resulting from:
             Sales of oil and gas, net of production costs      257,241
             Changes in prices and other                      4,776,106
                                                             ----------
           End of year                                       $5,033,347
                                                             ==========

     As of June 30, 1998 the standardized measure of discounted future net cash flows was zero due to the oil and gas prices prevailing at July 1, 1998. The standardized measure of discounted future net cash flows utilize the providing oil prices at the measurement dates of $11.51, $5.85 and $8.74 for the June 30, 1999, 1998 and 1997, respectively.

                       INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
WHITING PETROLEUM CORPORATION

     We have audited the accompanying statements of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the North Dakota Properties") of Whiting Petroleum Corporation ("Whiting") acquired by Delta Petroleum Corporation for each of the years in the two-year period ended June 30, 2000. These financial statement are the responsibility of Whiting's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements of oil and gas revenue and direct lease operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented as management of the North Dakota Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the North Dakota Properties.

    In our opinion, the statements of oil and gas revenue and direct lease operating expenses referred to above present fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the North Dakota Properties for each of the years in the two-year period ended June 30, 2000, in conformity with generally accepted accounting principles.



                                    /s/ KPMG LLP
                                    KPMG LLP


Denver, Colorado
November 28, 2000

                            NORTH DAKOTA PROPERTIES
                       STATEMENTS OF OIL AND GAS REVENUE
                      AND DIRECT LEASE OPERATING EXPENSES


                                            Years Ended June 30,
                                         2000                  1999
                                         ----                  ----
Operating Revenue:
     Sales of condensate              $2,915,500             1,527,930
     Sales of natural gas                218,065               118,801
                                      ----------            ----------

Total Operating Revenue                3,133,565             1,646,731
Direct Lease Operating Expenses          233,475               136,996
                                      ----------            ----------
Excess Revenue Over
   Direct Operating Expenses          $2,900,090            $1,509,735
                                      ==========            ==========


        See accompanying notes to financial statements.

                NOTES TO NORTH DAKOTA PROPERTIES STATEMENTS OF
            OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES
              FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED
                              JUNE 30, 2000


(1) PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statements present the revenues and direct lease operating expenses of certain oil and gas properties of Whiting Petroleum Corporation (the "North Dakota Properties") for each of the years in the two-year period ended June 30, 2000. The properties consist of 100% of the working interests in oil and gas properties located in North Dakota that are subject to an agreement for acquisition by Delta Petroleum Corporation ("Delta") effective February 1, 2000, which were acquired on July 10, 2000 (67%) and September 28, 200 (33%), respectively. These properties include 20 producing and 5 injection wells. The largest value is located in the Eland field where our working interest averages 3.25%.

     On July 10, 2000 the Company paid $3,745,000 and issued 90,000 shares of the Company's common stock valued at approximately $280,000 and on September 28, 2000, the Company paid $1,845,000, to acquire interests in producing wells and acreage located in the Eland and Stadium fields in Stark County, North Dakota. The July 10, 2000 and September 28, 2000 transactions resulted in the acquisition by the Company of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of the Company's officers. The payment on September 28, 2000 was primarily paid out of the Company's share of excess revenues over direct lease operating expenses from the effective date of the
acquisitions of February 1, 2000 through closing.   Delta also issued 100,000
shares of its restricted common stock to an unaffiliated party for its
consultation and assistance related to the transaction.   The fair value of
the shares at the date of issuance is $450,000 and is included as a component of the cost of the properties.

   The accompanying statements of oil and gas revenue and direct lease operating expenses of the North Dakota Properties were prepared to comply with certain rules and regulations of the Securities and Exchange Commission and include 100% of the property interests acquired in the two transactions. Full historical financial statements including general and administrative expenses and other indirect expenses, have not been presented as management of the North Dakota Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the North Dakota Properties. Accordingly, their financial statements are not indicative of the operating results, subsequent to the acquisition.

     Oil and gas activities follow the successful efforts method of accounting. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the properties as well as production taxes and monthly administrative overhead costs charged by the operator.

(2)  SUPPLEMENTAL FINANCIAL DATA-OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

     A)   ESTIMATED PROVED OIL AND GAS RESERVES

          Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of proved developed future net recoverable oil and gas reserves of the North Dakota Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the North Dakota Properties are not significant.

                                   Oil and Condensate    Natural Gas
                                         (Bbls)             (Mcf)
                                         ------             -----

          Balance at July 1, 1998        533,497           250,778
            Production                  (121,885)          (60,622)
                                        --------           -------
          Balance at June 30, 1999       411,612           190,156
            Production                  (120,066)          (59,312)
                                        --------           -------
          Balance at June 30, 2000       291,546           130,844
                                        ========           =======

     B)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

          The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

          Future oil and gas sales and production costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, due to available net operating loss carry forwards of the Company. Future general and administrative and interest expenses have also not been considered.

          Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

          The standardized measure of discounted future net cash flows as of June 30, 2000 and 1999 is as follows:

                                                       2000          1999
                                                       ----          ----

         Future oil and gas sales                   $9,366,613    $6,042,856
         Future production and development costs      (826,349)   (1,057,438)
                                                    ----------    ----------
         Future net revenue                          8,540,264     4,985,418
         10% annual discount for estimated
           timing of cash flows                     (1,518,845)     (597,353)
                                                    ----------    ----------
         Standardized measure of discounted
           Future net cash flows                    $7,021,419    $4,388,065
                                                    ==========    ==========

     C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

          An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last two years is as follows:

                                                   2000          1999
                                                   ----          ----

          Beginning of year                     $4,388,065     3,485,232
          Changes resulting from:
               Sales of oil and gas, net of
                  production costs              (2,900,090)   (1,509,735)
               Changes in prices and other       5,094,637     2,064,045
               Accretion of discount               438,807       348,523
                                                ----------    ----------
          End of year                           $7,021,419    $4,388,065
                                                ==========    ==========

                        DELTA PETROLEUM CORPORATION
                   CONDENSED PRO FORMA FINANCIAL STATEMENTS

     On November 1, 1999, Delta Petroleum Corporation ("Delta" or "the Company") purchased interests in 10 operated wells in Eddy County, New Mexico with an average working interest of 75%, associated acreage, and 1 non-operated well in Matagorda County, Texas with a working interest of 39.5% ("New Mexico Properties") for a purchase price of $2,879,850 financed through borrowings from an unrelated entity at an interest rate of 18% per annum.

     On December 1, 1999, Delta purchased a 6.07% interest in the offshore California Point Arguello Unit, with its three producing platforms and related facilities, and a 75% leasehold interest in the adjacent undeveloped Rocky Point Unit ("Point Arguello Properties") from a shareholder for a purchase price of approximately $6,758,550 consisting of $5,625,000 in cash and the issuance of 500,000 shares of the Company's common stock with a fair market value of $1,333,550. The acquisition was financed through a borrowing from an unrelated entity at an interest rate of prime plus 1.5% per annum and the issuance of 250,000 options to purchase the Company's common stock at $2 per share.

     On July 10, 2000 the Company paid $3,745,000 and issued 90,000 shares of the Company's common stock valued at approximately $280,000 and on September 28, 2000, the Company paid $1,845,000 to acquire interests in 20 producing and 5 injection wells located in the Eland and Stadium fields, Stark County, North Dakota ("North Dakota Properties"). The largest value is located in the Eland field where our working interest average is 3.25%. The July 10, 2000 and September 28, 2000 payments resulted in the acquisition by the Company of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of the Company's officers. The payment on September 28, 2000 was primarily paid out of the Company's share of excess revenues over direct lease operating expenses from the effective date of the acquisitions through closing. Delta also issued 100,000 shares of its restricted common stock to an unaffiliated party for its consultation and assistance related to the transaction.

     The three above-mentioned acquisitions are referred to as "the
Properties".

     The following unaudited condensed pro forma statement of operations for the nine months ended March 31, 2001 and year ended June 30, 2000 assumes the acquisition of the Properties occurred on July 1, 2000 and July 1, 1999, respectively. No general and administrative or other indirect costs related to the Properties have been reflected in the historical results of the Whiting Properties nor have they been reflected in proforma adjustments as it is not practical to allocate such costs for the historical statements or estimate such costs for proforma purposes. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transaction had occurred as of this date. These statements should be read in conjunction with our historical financial statements and related notes and the Statements of Oil and Gas Revenue and Direct Operating Expenses of the Properties.

                          DELTA PETROLEUM CORPORATION
             Unaudited Condensed Pro Forma Statement of Operations
                       Nine Months Ended March 31, 2001

                                                          July 10, 2000 &      Pro Forma
                                             Delta       September 28, 2000   Adjustments       Pro Forma
                                           Historical       North Dakota       Combined           Delta
                                           ----------    ------------------  ------------      ----------
Revenue:
     Oil and gas sales                     $ 9,351,912           291,793             -         $ 9,643,705
     Operating fee income                       79,634                 -             -              79,634
     Other revenue                              44,050                 -             -              44,050
                                           -----------           -------      --------         -----------


          Total revenue                      9,475,596           291,793             -           9,767,389


Operating expenses:
     Lease operating expenses                3,782,468            20,593                         3,803,061
     Depreciation and depletion              1,555,522                 -       154,543 (1)       1,710,065
     Exploration expenses                       48,859                 -                            48,859
     Dry hole costs                             90,391                 -             -              90,391
     Professional fees                         815,177                 -                           815,177
     General and administrative                895,795                 -                           895,795
     Stock option expense                      334,383                 -                           334,383
                                           -----------           -------      --------         -----------

          Total operating expenses           7,522,595            20,593       154,543           7,697,731
                                           -----------           -------      --------         -----------

Income (loss) from operations                1,953,001           271,200      (154,543)          2,069,658

Other income and expenses:
     Other income                              435,317                 -                           435,317
     Interest and financing costs           (1,494,865)                -      (147,438) (2)     (1,642,303)
                                           -----------           -------      --------         -----------

          Total other income and expenses   (1,509,548)                -      (147,438)         (1,206,986)
                                           -----------           -------      --------         -----------

          Net income (loss)                $   893,453           271,200      (301,981)        $   862,672
                                           ===========           =======      ========         ===========


Basic income (loss) per common share       $      0.09                                         $      0.09
                                           ===========                                         ===========
Weighted average number of common
       shares outstanding                   10,049,344                                          10,049,344
                                           ===========                                         ===========





     See accompanying notes to condensed pro forma financial statements.

                          DELTA PETROLEUM CORPORATION
               Unaudited Condensed Pro Forma Statement of Operations
                           Year Ended June 30, 2000

                                                                                    July 10, 2000 &    Pro Forma
                                     Delta     November 1, 1999  December 1, 1999  September 28, 2000  Adjustments   Pro Forma
                                   Historical     New Mexico      Point Arguello      North Dakota      Combined       Delta
                                 ------------  ----------------  ----------------  ------------------  -----------  ----------
Revenue:
   Oil and gas sales             $ 3,355,783      342,304            1,481,344          3,133,565                   $ 8,312,996
   Gain on sale of oil and
     gas properties                   75,000            -                    -                  -                        75,000
   Other revenue                     166,765            -                    -                  -                       166,765
                                 -----------      -------            ---------          ---------     ----------    -----------

      Total revenue                3,597,548      342,304            1,481,344          3,133,565              -      8,554,761

Operating expenses:
   Lease operating expenses        2,405,469       75,595            1,266,245            233,475                     3,980,784
   Depreciation and depletion        887,802            -                    -                  -      1,999,594(1)   2,887,396
   Exploration expenses               46,730            -                    -                  -                        46,730
   General and administrative      1,777,579            -                    -                  -                     1,777,579
   Stock option expense              537,708            -                    -                  -                       537,708
                                 -----------      -------            ---------          ---------     ----------    -----------

      Total operating expenses     5,655,288       75,595            1,266,245            233,475      1,999,594      9,230,197
                                 -----------      -------            ---------          ---------     ----------    -----------

Income (loss) from operations     (2,057,740)     266,709              215,099          2,900,090     (1,999,594)      (675,436)

Other income and expenses:
   Gain on write-off of royalty
     payable                          68,433            -                    -                  -              -         68,433
   Interest and financing costs   (1,264,954)           -                    -                  -     (1,109,017)(2) (2,373,971)
   Loss on sale of securities
     available for sale             (112,789)           -                    -                  -                      (112,789)
                                 -----------      -------            ---------          ---------     ----------    -----------
      Total other income
        and expenses              (1,309,310)           -                    -                  -     (1,109,017)    (2,418,327)
                                 -----------      -------            ---------          ---------     ----------    -----------

      Net income (loss)          $(3,367,050)     266,709              215,099          2,900,090     (3,108,611)   $(3,093,763)
                                 ===========      =======            =========          =========     ==========    ===========

Basic income (loss) per
  common share                   $     (0.46)                                                                       $     (0.42)
                                 ===========                                                                        ===========
Weighted average number of
  common shares outstanding        7,271,336                                                             100,000      7,371,336
                                 ===========                                                          ==========    ===========











     See accompanying notes to condensed pro forma financial statements.

                           NOTES TO CONDENSED PRO FORMA
                   FINANCIAL STATEMENTS JUNE 30, 2000 (UNAUDITED)

A)   BASIS OF PRESENTATION

     The accompanying unaudited condensed pro forma statement of operations for the nine months ended March 31, 2001 and for the year ended June 30, 2000 assumes that the acquisition of the Properties occurred as of July 1, 1999.
No general and administrative or other indirect costs related to the Properties have been reflected in the historical results of the Properties nor have they been reflected in proforma adjustments as it is not practical to allocate such costs for the historical statements or estimate such costs for proforma purposes. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been
attained if the transactions had occurred as of this date.   These statements
should be read in conjunction with the historical financial statements and related notes of Delta and the Statements of Revenue and Direct Operating Expenses of the Properties which are included in this prospectus.

     B)   ACQUISITION OF WHITING PROPERTIES

     On November 1, 1999, Delta Petroleum Corporation ("Delta" or "the Company") purchased interests in 10 operated wells in Eddy County, New Mexico with an average working interest of 75%, associated acreage, and 1 non-operated well in Matagorda County, Texas with a working interest of 39.5% ("New Mexico Properties") for a purchase price of $2,879,850 financed through borrowings from an unrelated entity at an interest rate of 18% per annum.

     On December 1, 1999, Delta purchased a 6.07% interest in the offshore California Point Arguello Unit, with its three producing platforms and related facilities, and a 75% leasehold interest in the adjacent undeveloped Rocky Point Unit ("Point Arguello Properties") from a shareholder for a purchase price of approximately $6,758,550 consisting of $5,625,000 in cash and the issuance of 500,000 shares of the Company's common stock with a fair market value of $1,333,550. The acquisition was financed through a borrowing from an unrelated entity at an interest rate of prime plus 1.5% per annum and the issuance of 250,000 options to purchase the Company's common stock at $2 per share.

     On July 10, 2000 the Company paid $3,745,000 and issued 90,000 shares of the Company's common stock valued at approximately $280,000 and on September 28, 2000, the Company paid $1,845,000 to acquire interests in 20 producing and 5 injection wells located in the Eland and Stadium fields, Stark County, North Dakota ("North Dakota Properties"). The largest value is located in the Eland field where our working interest average is 3.25%. The July 10, 2000 and September 28, 2000 payments resulted in the acquisition by the Company of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of the Company's officers. The payment on September 28, 2000 was primarily paid out of the Company's share of excess revenues over direct lease operating expenses from the effective date of the acquisitions through closing. Delta also issued 100,000 shares of its restricted common stock to an unaffiliated party for its consultation and assistance related to the transaction.

     The three above-mentioned acquisitions are referred to as "the
Properties".

     C)   ACQUISITION OF PROPERTIES - STATEMENT OF OPERATIONS

     The accompanying condensed pro forma statement of operations for the nine months ended March 31, 2001 and for the year ended June 30, 2000 has been adjusted to include the historical revenue and direct lease operating expenses of the Properties. The pro forma adjustments represent the operating revenue and direct lease operating expenses the Company would have earned if they owned the properties during the entire period presented.

     The following adjustments have been made to the accompanying condensed pro forma statement of operations for the nine months ended March 31, 2001 the year ended June 30, 2000:

Nine Months Ended March 31, 2001

     The North Dakota properties were acquired as of July 10, 2000 and September 28, 2000. Revenues and operating expenses for the period from July 1, 2000 and September 28, 2000 were $291,793 and $20,593, respectively. Revenue and expenses for the North Dakota properties after the acquisition dates and for the Point Arguello and New Mexico properties are reflected in the Company's historical financial statements.

Year Ended June 30, 2000

     The New Mexico and Point Arguello properties were acquired during the Company's year ending June 30, 2000. Revenues and expenses after the dates of acquisition were reflected in the Company's historical financial statements. Revenues and expenses for periods prior to the acquisition date for all three properties are as follows:

                                                 Revenues       Expenses
                                                ----------     ----------

New Mexico
  Three months ended September 30, 1999            254,932         66,339
  October 1999                                      87,372          9,256
                                                ----------     ----------
                                                   342,304         75,595
                                                ==========     ==========
Point Arguello
  Three months ended September 30, 1999            903,646        800,776
  October and November 1999                        577,698        465,469
                                                ----------     ----------
                                                 1,481,344      1,266,245
                                                ==========     ==========
North Dakota
  Year ended June 30, 2000                       3,133,565        233,475
                                                ==========     ==========

     (1) To record pro forma depletion expense giving effect to the acquisition of the Whiting properties for periods prior to the ownership by Delta.

Nine Months Ended March 31, 2001

                                 Acquisition     Average
                                    Cost        Depletion    Pro Forma
                                    Basis         Rate        Expense
                                 -----------    ---------    -----------
July 10, 2000 &
September 28, 2000
North Dakota                       5,001,394       0.0309        154,543

Delta historical depletion
 and depreciation expense                                      1,555,522
                                                              ----------
Total                                                         $1,710,065
                                                              ==========

Year Ended June 30, 2000
                                 Acquisition     Average
                                    Cost        Depletion    Pro Forma
                                    Basis         Rate        Expense
                                 -----------    ---------    -----------
November 1, 1999
New Mexico                         2,880,000       0.0209         60,192

December 1, 1999
Point Arguello                     3,285,867       0.1441        473,493

July 10, 2000 &
September 28, 2000
North Dakota                       5,001,394       0.2931      1,465,909
                                                              ----------
Subtotal                                                       1,999,594

Delta historical depletion
 and depreciation expense                                        887,802
                                                             -----------
Total                                                        $ 2,887,396
                                                             ===========

     (2) To record pro forma interest expense for interest associated with the debt incurred in connection with the Properties for the period proir to the ownership by Delta at rates from 9.5% to 18% per annum. A one-eighth change in interest rate would have a $18,281 annual impact on interest expense.

Nine Months Ended March 31, 2001

                              Acquisition        Interest         Pro Forma
                                 Debt         Rate per Annum       Expense
                              -----------     --------------     -----------
July 10, 2000 &
September 28, 2000
North Dakota                    3,745,000         15.00%             147,438

Delta historical interest
  and financing costs                                              1,494,865
                                                                 -----------
Total                                                            $ 1,642,303
                                                                 ===========

Year Ended June 30, 2000

                             Acquisition         Interest         Pro forma
                                Debt          Rate per Annum       Expense
                             -----------      --------------      ----------
November 1, 1999
New Mexico                     2,880,000          18.00%             172,800

December 1, 1999
Point Arguello                 8,000,000           9.50%             316,667

Amortization of deferred
  financing costs for
  Point Arguello acquisition                                          57,800

July 10, 2000 &
September 28, 2000
North Dakota                   3,745,000          15.00%             561,750
                                                                  ----------
Subtotal                                                           1,109,017

Delta historical interest
  and financing costs                                              1,264,954
                                                                  ----------
Total                                                             $2,373,971
                                                                  ==========

     No income tax effects of the proforma adjustment have been reflected due to Delta's net operating loss carry forward position and income tax valuation allowance.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has caused this Amendment 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado on the 3rd day of July, 2001.


                                  DELTA PETROLEUM CORPORATION


                                  By: /s/ Roger A. Parker
                                      ---------------------------------
                                      Roger A. Parker, Chief Executive
                                      Officer


                                  By: /s/ Kevin K. Nanke
                                      ---------------------------------
                                      Kevin K. Nanke, Chief Financial
                                                      Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.


Signature and Title                             Date
-------------------                             ----



/s/ Aleron H. Larson, Jr.                      July 3, 2001
----------------------------------
Aleron H. Larson, Jr., Director


/s/ Roger A. Parker                            July 3, 2001
----------------------------------
Roger A. Parker, Director


/s/ Terry D. Enright                           July 3, 2001
----------------------------------
Terry D. Enright, Director


/s/ Jerrie F. Eckelberger                      July 3, 2001
----------------------------------
Jerrie F. Eckelberger, Director